Exhibit 10.8

CERTAIN MATERIAL (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITES AND EXCHANGE COMMISSION.

COMMERCIALIZATION AGREEMENT

This COMMERCIALIZATION AGREEMENT (this “Agreement”) is made as of August 22, 2011 (the “Effective Date”), by and between Depomed, Inc., a California corporation (“Depomed”), and Santarus, Inc., a Delaware corporation (“Santarus”). Each of Depomed and Santarus is referred to herein individually as a “party” and collectively as the “parties.”

WHEREAS, Depomed and Santarus are parties to that certain Promotion Agreement dated as of July 21, 2008, as amended by those certain letter agreements dated July 30, 2010 and October 4, 2010 (collectively, the “Promotion Agreement”), pursuant to which Depomed engaged Santarus to promote and market the Products in the Territory (each as defined below);

WHEREAS, the parties desire to enter into this Agreement in order to expand Santarus’ role in the commercialization of the Products in the Territory to include manufacturing, distribution and certain other responsibilities, and to make other related changes in the relationship between the parties, all as set forth herein; and

WHEREAS, this Agreement will supersede and replace the Promotion Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto intending to be legally bound hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

Section 1.1 “500mg Product” means the once-daily formulation of 500 mg of API that is the subject of the Product NDA.

Section 1.2 “1000mg Product” means the once-daily formulation of 1000 mg of API that is the subject of the Product NDA.

Section 1.3 “Act” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. 301, et. seq., as it may be amended from time to time, and the regulations promulgated thereunder, including the Generic Drug Act.

Section 1.4 “Additional Rights of Reference” has the meaning provided in Section 2.5(c).

Section 1.5 “Additional Rights of Reference Agreement” means the applicable agreement between Depomed and a Third Party pursuant to which Depomed grants an Additional Right of Reference.

Section 1.6 “Adverse Drug Experience” means any “adverse drug experience” as defined or contemplated by 21 C.F.R. 314.80 or 312.32, associated with a Product.

Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.7 “Adverse Drug Experience Report” means any oral, written or electronic report of any Adverse Drug Experience transmitted to any Person.

Section 1.8 “Advertising/Marketing/Educational Expenses” means the following Santarus expenses for directly Promoting the Products and conducting Educational Programs with respect to the Products in the Territory: (a) all out-of-pocket costs for Samples incurred as well as all out-of-pocket costs for Sample warehousing and distribution (excluding Sample costs paid or reimbursed by Depomed), (b) all out-of-pocket costs for Promotional Materials and training materials (excluding Promotional Materials and training materials costs paid or reimbursed by Depomed), (c) all out-of-pocket costs for sales training meetings to the extent attributable to the Products, (d) all out-of-pocket costs for the purchase of Prescriber Data (including any prescriber data for competitive products), (e) all out-of-pocket costs associated with market research, advisory boards, speaker programs, trade shows and “lunch and learns” and other outreach programs with respect to the Products; (f) all costs related to scientific liaisons, and national and regional account managers to the extent attributable to the Products; (g) all costs related to up to one (1) full-time equivalent dedicated product manager; (h) all Medical Affairs Expenses; and (i) all other out-of-pocket costs and expenses of Santarus for directly Promoting the Products and conducting or sponsoring Educational Programs with respect to the Products in the Territory. In the case of Product voucher, coupon, loyalty card or other co-pay assistance programs, all out-of-pocket costs of Santarus associated with such programs (other than redemption costs) shall be treated as Advertising/Marketing/ Educational Expenses; provided that Santarus shall not have the right to deduct such costs in calculating Net Sales. Notwithstanding the foregoing, (A) the costs set forth in items (f) and (g) above shall be subject to an [***] cap during each calendar year (pro rated for any partial years) and (B) the costs set forth in item (c) above shall be subject to a [***] cap during each calendar year (pro rated for any partial years); and such costs in excess of the caps set forth in clauses (A) and (B) shall not be treated as Advertising/Marketing/Educational Expenses.

Section 1.9 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

Section 1.10 “Agreement” has the meaning set forth in the preamble to this Agreement.

Section 1.11 “Agreement Month” means each calendar month during the Term (including any partial calendar month in the case of the first and last calendar months of the Term).

Section 1.12 “Agreement Quarter” means the Initial Agreement Quarter, each successive period of three months during the Term after the Initial Agreement Quarter and the Final Agreement Quarter.

2	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.13 “Alliance Managers” has the meaning set forth in Section 4.1.

Section 1.14 “ANDA” means Abbreviated New Drug Application.

Section 1.15 “ANDA Settlement Distributor” means a Third Party, who, in connection with the settlement of an ANDA litigation proceeding under the Hatch-Waxman Act and Medicare Prescription Drug, Improvement and Modernization Act of 2003, has been licensed or otherwise permitted by Depomed or Santarus, as applicable (subject to Section 12.2), to sell a Generic Version of a Product in the Territory.

Section 1.16 “Annual Plan” has the meaning set forth in Section 5.5(a).

Section 1.17 “API” means metformin hydrochloride.

Section 1.18 “Applicable Rate” means, as of a given date, the then-applicable royalty rate under Section 8.1(a) on such date.

Section 1.19 “Assigned Agreement” means any of the agreements listed in Schedule 1.19 hereto. For the avoidance of doubt, Assigned Agreements exclude the Retained Contracts.

Section 1.20 “Authorized Generic” means a Generic Version sold by or on behalf of a party hereto in the Territory, including by an Authorized Generic Distributor, but excluding by any ANDA Settlement Distributor.

Section 1.21 “Authorized Generic Distributor” means a Third Party who has been contracted by Santarus to Commercialize a Generic Version on behalf of Santarus in the Territory, but excluding any ANDA Settlement Distributor.

Section 1.22 “Baseline Percentage” means the percentage determined by dividing (a) the total number of Units of Product prescribed by Professionals on the Depomed Physician List during the two (2) complete Agreement Quarters prior to delivery by Depomed of notice of its intention to commence Promotion and Detailing of the Product in the Territory pursuant to Section 5.9, by (b) the total number of Units of Product prescribed by all Professionals during such two (2) complete Agreement Quarters, based on Prescriber Data for such two (2) complete Agreement Quarters, as such percentage may be amended pursuant to Section 5.9.

Section 1.23 “BLS” means Valeant Pharmaceuticals International, Inc., successor-in-interest of Biovail Laboratories International SRL, or any Person which succeeds to the obligations of Biovail Laboratories International SRL under the BLS Agreements.

Section 1.24 “BLS Agreements” means, collectively, the BLS Manufacturing Transfer Agreement and the BLS Supply Agreement. For the avoidance of doubt, the BLS Agreements exclude the BLS Canada License Agreement.

Section 1.25 “BLS Canada License Agreement” means that certain Amended and Restated License Agreement (Extended Release Metformin Formulations – Canada), dated as of December 13, 2005, by and between Depomed and BLS, as the same may be amended from time to time after the Effective Date in accordance with the terms of this Agreement.

3	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.26 “BLS-Manufactured Product” means, until such time, if ever, as the BLS Agreements are assigned by Depomed to, and assumed by, Santarus, any 1000mg Product (excluding Samples thereof) that BLS or the applicable Third Party has agreed to supply to Depomed or its designee under the BLS Supply Agreement.

Section 1.27 “BLS-Manufactured Samples” means, until such time, if ever, as the BLS Agreements are assigned by Depomed to, and assumed by, Santarus, any Samples of 1000mg Product that BLS or the applicable Third Party has agreed to supply to Depomed or its designee under the BLS Supply Agreement.

Section 1.28 “BLS Manufacturing Transfer Agreement” means that certain Manufacturing Transfer Agreement (Controlled Release Metformin Formulations – USA), dated as of December 13, 2005, by and between Depomed and BLS, as amended on June 16, 2006, as the same may be amended from time to time after the Effective Date in accordance with the terms of this Agreement.

Section 1.29 “BLS Patent Rights” means the “Patent Rights,” as such term is defined in the BLS Manufacturing Transfer Agreement.

Section 1.30 “BLS Supply Agreement” means that certain Supply Agreement (Extended Release Metformin Formulations – U.S.A.), dated as of December 13, 2005, between Depomed and BLS, as amended on June 30, 2007, as amended from time to time after the Effective Date in accordance with the terms of this Agreement, or any successor Third Party supply agreement for the 1000mg Product.

Section 1.31 “cGMP” shall mean current “Good Manufacturing Practices” as such term is defined from time to time by the FDA or other relevant Regulatory Authority having jurisdiction over the manufacture or sale of a Product pursuant to its regulations, guidelines or otherwise.

Section 1.32 “Chargeback Agreements” means Depomed’s chargeback agreements for Products listed in Schedule 1.32.

Section 1.33 “COGS” means, for a particular period, the applicable party’s cost of goods sold (calculated in accordance with Section 8.4(c)) for the Products in the Territory for such period.

Section 1.34 “Combination Product” means a pharmaceutical product formulation for human use containing both: (a) metformin or any other salt, chiral form or metabolite thereof; and (b) one or more other active pharmaceutical ingredients (each, an “Other API”), whether any such Other API is generic (i.e., the composition of matter of such Other API is not covered by patent rights), proprietary to Depomed or any of its Affiliates, or proprietary to a Third Party.

4	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.35 “Commercialize,” “Commercialization” or “Commercializing” means to Promote, import, distribute and sell Products in the Territory, including all activities incident thereto and contemplated by the terms of this Agreement.

Section 1.36 “Commercial Rebate Agreements” means Depomed’s commercial rebate agreements for Products listed in Schedule 1.36.

Section 1.37 “Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of May 20, 2004, between Depomed and Santarus.

Section 1.38 “Control” or “Controlled” means, with respect to patents, know-how or other intellectual property rights of any kind, the possession by a party of the ability to grant a license or sublicense of such rights as contemplated by this Agreement, without violating the terms of any agreement or other arrangement with any Third Party.

Section 1.39 “Co-Promotion Net Sales” means, for a particular period, Net Sales for such Period, multiplied by the Depomed Percentage for such period.

Section 1.40 “Covered Combination Product” has the meaning set forth in Section 15.1.

Section 1.41 “Customers” means Third Party wholesalers, retailer pharmacies, mail-order pharmacies, group purchasing organizations or other organizations similar to those that purchase the Products from Depomed as of the Effective Date in the Territory.

Section 1.42 “DDMAC” means the FDA’s Division of Drug Marketing, Advertising and Communications, or any successor Regulatory Authority performing comparable functions in the Territory.

Section 1.43 “Depomed” has the meaning set forth in the preamble to this Agreement.

Section 1.44 “Depomed Chargebacks Reserve” means Depomed’s GAAP reserve account for Product chargebacks under the Chargeback Agreements as of the business day preceding the First Sales Booking Date.

Section 1.45 “Depomed Commercial Rebates Reserve” means Depomed’s GAAP reserve account for Product rebates under the Commercial Rebate Agreements as of the business day preceding the First Sales Booking Date.

Section 1.46 “Depomed Government Rebates Reserve” means Depomed’s GAAP reserve account for Product rebates under the Government Rebate Agreements as of the business day preceding the First Sales Booking Date.

Section 1.47 “Depomed Patent Rights” means all patents and patent applications Controlled by Depomed during the Term, which patents and patent applications (if issued) would be infringed by the Commercialization of Product (or a Generic Version) in the Territory or the Manufacture of Product (or a Generic Version) for Commercialization in the Territory. The Depomed Patent Rights include, without limitation, the BLS Patent Rights licensed to Depomed under the BLS Manufacturing Transfer Agreement.

5	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.48 “Depomed Patient Discount Reserve” means Depomed’s GAAP reserve account for redemptions under the Discount Card Programs as of the business day preceding the First Sales Booking Date.

Section 1.49 “Depomed Percentage” means, for a particular period during which Depomed is Promoting and Detailing a Product pursuant to Section 5.9, the difference of (a) the percentage determined by dividing (i) the total number of Units of Product prescribed during such period by Professionals on the Depomed Physician List, by (ii) the total number of Units of Product prescribed during such period by all Professionals, in each case based on Prescriber Data for the applicable period; minus (b) the Baseline Percentage; provided that the Depomed Percentage shall not be less than zero.

Section 1.50 “Depomed Physician List” means the list of Professionals to be used in calculating Co-Promotion Net Sales and the Baseline Percentage, as such list may be amended from time to time as contemplated by this Agreement. The Depomed Physician List may not include any Professionals on the Santarus Physician List as in effect immediately prior to Santarus’ receipt of the applicable Depomed Physician List pursuant to Section 5.9(a), and the average number of Professionals on the Depomed Physician List shall in no event exceed 150 Professionals per Depomed Sales Representative. For clarity, the limitations in this definition regarding the Professionals includible on the Depomed Physician List are not intended to provide any limitation on the ability of Depomed to provide Details to any Professionals, but subject to any other limitations set forth in this Agreement.

Section 1.51 “Depomed Product Expiration Date” means the expiration date of the last Product in the channel bearing Depomed’s NDC Number on a Product-by-Product basis.

Section 1.52 “Depomed Promotional Materials” has the meaning set forth in Section 5.9(e).

Section 1.53 “Depomed Returns Reserve” means Depomed’s GAAP reserve account for Product returns as of the business day preceding the First Sales Booking Date.

Section 1.54 “Depomed Sales Force” means the field force of Sales Representatives employed or contracted by Depomed.

Section 1.55 “Depomed Trademarks” means (a) Glumetza® (the “Depomed Product Trademark”), (b) Acuform® (the “Depomed Technology Trademark”), and (c) Depomed® (the “Depomed Corporate Trademark”). The Depomed Trademarks are attached hereto as Schedule 1.55.

Section 1.56 “Detail” means an in-person, face-to-face sales presentation of a Product made by a Sales Representative to a Professional, including a P1 Detail or P2 Detail.

6	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.57 “Discount Card Program” means the Product discount card program described in the proposal for New York savings card program between Triple i and Depomed dated January 20, 2011 (the “New York Discount Card Program”), and the Product savings card program described in the Statement of Work, effective as of June 2, 2011, between Depomed and MediMedia, LLC (the “Ex-New York Discount Card Program”).

Section 1.58 “Educational Programs” means any activities undertaken with respect to the education of Professionals, pharmacists, managed care representatives or customers regarding a Product or any indication for a Product or funded by unrestricted educational grants, including educational programs and seminars and education materials.

Section 1.59 “Effective Date” has the meaning set forth in the preamble to this Agreement.

Section 1.60 “Encumbrance” means any lien, pledge, security interest, right of first refusal, option, title defect, license, restriction or other adverse claim or interest or encumbrance of any kind or nature whatsoever, whether or not perfected, including any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership.

Section 1.61 “Evaluation Period” has the meaning set forth in Section 14.1.

Section 1.62 “Executive Officers” means the Chief Executive Officers of Santarus and Depomed (or, if there is no such officer, its President or other executive officer designated by the Chief Executive Officer).

Section 1.63 “Existing Infringement Cases” has the meaning set forth in Section 12.2(c).

Section 1.64 “Existing Rights of Reference” shall mean the Rights of Reference to the Product NDA granted by Depomed:

(a) to Boehringer Ingelheim International GmbH (including its successors and permitted assigns, “BI”) under the License and Services Agreement between Depomed and BI dated March 4, 2011 (the “BI Agreement”), with respect to the Combination Product identified in the BI Agreement, including BI’s right under the BI Agreement to extend such Rights of Reference to BI’s Affiliates and Third Party contractors and contract service organizations;

(b) to Janssen Pharmaceutica N.V. (including its successors and permitted assigns, “Janssen”) under the License Agreement between Depomed and Janssen dated August 5, 2010 (the “Janssen Agreement”), with respect to the Combination Product identified in the Janssen Agreement, including Janssen’s right under the Janssen Agreement to sublicense or otherwise extend such Rights of Reference to Janssen’s Affiliates and sublicensees;

(c) to Merck & Co., Inc. (including its successors and permitted assigns, “Merck”) under the Non-Exclusive License, Covenant Not to Sue and Right of Reference Agreement between Depomed and Merck dated July 21, 2009 (the “Merck Agreement”), with respect to the Combination Product identified in the Merck Agreement, including Merck’s right under the Merck Agreement to sublicense or otherwise extend such Rights of Reference to Merck’s Affiliates, sublicensees and contractors;

7	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(d) to LG Life Sciences Ltd. (including its successors and permitted assigns, “LG”) under the Amended License Agreement between Depomed and LG dated January 9, 2007 (the “LG Agreement”), with respect to Products for Commercialization in Korea, including LG’s right under the LG Agreement to sublicense or otherwise extend such Rights of Reference to LG’s Affiliates and permitted sublicensees; and

(e) to BLS under the BLS Canada License Agreement, with respect to Products for Commercialization in Canada, including BLS’s right under the BLS Canada License Agreement to sublicense or otherwise extend such Rights of Reference to BLS’s Affiliates and sublicensees.

Section 1.65 “Existing Rights of Reference Agreements” means the BI Agreement, the Janssen Agreement, the Merck Agreement, the LG Agreement and the BLS Canada License Agreement.

Section 1.66 “FDA” means the United States Food and Drug Administration or any successor agency performing comparable functions in the Territory.

Section 1.67 “Final Agreement Quarter” means the period commencing on the first day following the last full Agreement Quarter during the Term and ending on the last day of the Term.

Section 1.68 “First Sales Booking Date” means September 1, 2011, unless otherwise agreed by the parties.

Section 1.69 “Force Majeure Event” has the meaning set forth in Section 18.7.

Section 1.70 “GAAP” has the meaning set forth in Section 8.4(c).

Section 1.71 “Generic Drug Act” has the meaning set forth in Section 11.1(i).

Section 1.72 “Generic Entry” with respect to a Product, means the initiation of sales to wholesale or retail customers of one or more Generic Versions of such Product (other than an Authorized Generic) in the Territory by a Third Party, including an ANDA Settlement Distributor, but excluding any Authorized Generic Distributor.

Section 1.73 “Generic Version” means, with respect to a Product, any pharmaceutical product, which (a) contains the same active ingredient(s) in the same dosage(s) and dosage form as such Product, (b) is approved in reliance on, and by reference to, the Product NDA, or is approved under the Product NDA, and (c) in the case of products approved by reference to, rather than under, the Product NDA, has been issued a therapeutic equivalence code of AB (as such term is used in the Approved Drug Products with Therapeutic Equivalence Evaluations published by the FDA Center for Drug Evaluation and Research or any successor publication) by the FDA with respect to such Product. For the avoidance of doubt, no Combination Product shall be considered a Generic Version with respect to any Product.

8	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.74 “Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member, which has competent and binding authority to decide, mandate, regulate, enforce, or otherwise control the activities of the parties contemplated by this Agreement.

Section 1.75 “Government Rebate Agreements” means Depomed’s government and military rebate agreements for Products listed in Schedule 1.75.

Section 1.76 “Gross Margin” means, for a particular period and particular Product (i.e., the 500mg Product or the 1000mg Product), (A) Net Sales of such Product minus COGS for such period for such Product, plus (B) all amounts received by Santarus or any of its Affiliates from any Authorized Generic Distributor with respect to an Authorized Generic of such Product (including upfront fees, maintenance fees, royalties or other payments with respect to such Authorized Generic Distributor’s sales of such Authorized Generic, and the supply price of Authorized Generic sold to such Authorized Generic Distributor), for such period minus COGS for such period for such Authorized Generic.

Section 1.77 “Initial Agreement Quarter” means the period commencing on the Effective Date and ending on December 31, 2011.

Section 1.78 “Inventory” means Depomed’s inventory of finished Product (including Samples) and API for the Territory as of the First Sales Booking Date.

Section 1.79 “Legal Requirements” means laws, rules and regulations of any Governmental Authority in the Territory, including, for clarity, all guidelines, policies and procedures referenced in Section 6.3 of this Agreement.

Section 1.80 “Manufacture,” “Manufactured” and “Manufacturing” mean all operations involved in the manufacture, receipt, incoming inspection, storage and handling of raw materials, and the manufacture, processing, purification, packaging, labeling, warehousing, quality control testing (including in-process release and stability testing), shipping and release of Products.

Section 1.81 “Manufacture Transfer Date” means (i) with respect to the 500mg Product, as soon as reasonably practicable after November 1, 2011, and on a date, not later than November 30, 2011, mutually agreed by the parties, unless otherwise agreed by the parties and (ii) with respect to the 1000mg Product, on a date mutually agreed by the parties.

Section 1.82 “Medical Affairs Expenses” incurred by a party means, with respect to a particular period, all out-of-pocket costs incurred by the applicable party related to the handling of medical inquiries during such period, to the extent attributable to the Product.

9	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.83 “Minimum Detailing Obligations” has the meaning set forth in Section 5.1(b).

Section 1.84 “NDA” means any “new drug application” (as such term is used under the Act) filed or acquired by Depomed or any Affiliate with the FDA with respect to a Product and all subsequent submissions, supplements and amendments thereto, including the Product NDA.

Section 1.85 “NDA Transfer Date” means as soon as reasonably practicable after November 1, 2011, and on a date mutually agreed by the parties, which, unless otherwise agreed by the parties, shall be the same date as the Manufacture Transfer Date for the 500mg Product.

Section 1.86 “NDC Number” means the National Drug Code, which is the 11-digit code registered by a party with the FDA with respect to a Product.

Section 1.87 “Negotiation Period” has the meaning set forth in Section 15.1.

Section 1.88 “Net Sales” means, with respect to a Product, for a particular period, the gross amount invoiced on sales of such Product in the Territory recognized as gross revenue in accordance with GAAP by Santarus, its Affiliates and assigns to independent, unrelated Third Parties (excluding sales of Authorized Generics of such Product to Authorized Generic Distributors) during such period in bona fide arms’ length transactions, less the following deductions, calculated to arrive at net sales in accordance with GAAP: (a) freight, insurance (but only insurance with respect to shipping the Product), and other transportation charges to the extent added to the sales price and set forth separately as such on the total amount invoiced; (b) any sales, use, value-added, excise taxes or duties or allowances on the selling price of the Product to the extent added to the sales price and set forth separately as such on the total amount invoiced; (c) chargebacks, trade, quantity and cash discounts and rebates to the extent customary in the trade, including governmental rebates; (d) allowances or credits, including allowances or credits on account of rejection, defects or returns of the Product, or because of a retroactive price reduction; (e) redemption costs associated with any voucher, coupon, loyalty card or other co-pay assistance programs for the Product; and (f) fees paid to wholesalers, group purchasing organizations, pharmacy benefit managers and the like based on the sale or dispensing of the Product. Net Sales shall not include a sale or transfer to an Affiliate, licensee, sublicensee or assign of Santarus or Depomed or if done for clinical, regulatory or governmental purposes where no consideration is received; but the resale by such Affiliate, licensee, sublicensee or assign of Santarus or Depomed shall be considered a sale of such Product (for clarity, excluding resales of Authorized Generic versions of such Product). For sales of Products by Depomed between the Effective Date and the First Sales Booking Date, Net Sales shall have the meaning set forth above mutatis mutandis. For purposes of clarity, it is the intent of the parties that “Net Sales” for the purposes of this Agreement shall be consistent with the GAAP net sales reported by Santarus or Depomed, as applicable, in its periodic reports with the U.S. Securities and Exchange Commission. For further clarity, Santarus shall not deduct from Net Sales any amounts for which Depomed bears financial responsibility under Section 9.3.

Section 1.89 “Open Product Orders” has the meaning given in Section 11.1(m)(iv).

10	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.90 “Order” means any award, decision, injunction, judgment, decree, order, ruling, or verdict entered, issued, made, or rendered by any Governmental Authority or by any arbitrator.

Section 1.91 “P1 Detail” means a Detail in which the promotional message involving a Product is presented to a Product Target in the first position and is the principal topic of discussion during the contact; provided, however, that where the term P1 Detail is used in reference to Details performed by the Depomed Sales Force, the reference herein to “Product Target” shall be replaced by “Professional.”

Section 1.92 “P2 Detail” means a Detail in which the promotional message involving a Product is presented to a Product Target in the second position and is emphasized more than any other product in the Detail, except for the product in the P1 Detail; provided, however, that where the term P2 Detail is used in reference to Details performed by the Depomed Sales Force, the reference herein to “Product Target” shall be replaced by “Professional.”

Section 1.93 “Patheon” means Patheon Puerto Rico, Inc. (f/k/a MOVA Pharmaceutical Corporation), or any Person which succeeds to the obligations of Patheon Puerto Rico, Inc. under the Patheon Agreement.

Section 1.94 “Patheon Agreement” means that certain Commercial Manufacturing Agreement, dated as of December 19, 2006, by and between Depomed and Patheon, as amended from time to time after the Effective Date in accordance with the terms of this Agreement.

Section 1.95 “PDMA” means the Prescription Drug Marketing Act, as amended, and the rules and regulations promulgated thereunder.

Section 1.96 “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Authority.

Section 1.97 “Post-Marketing Development” means, with respect to Product, the conduct of any phase IV clinical studies, quality of life assessments, pharmacoeconomic, label expansion or other post-marketing studies.

Section 1.98 “Prescriber Data” means data provided by a Third Party which measures prescriptions filled for Products (by individual prescriber) in the Territory during a specified time period, from a source mutually agreed in writing by the parties (it being understood that each of IMS Health Incorporated and Wolters Kluwer is a source agreeable to the parties).

Section 1.99 “Pre-Transfer Period” means the period beginning on the Effective Date and expiring on the Manufacture Transfer Date for the 500mg Product.

Section 1.100 “Processing Transfer Date” means October 1, 2011.

11	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.101 “Product(s)” means the 500mg Product and/or the 1000mg Product, as applicable (including Authorized Generic versions), subject to amendment in accordance with Section 2.1(c).

Section 1.102 “Product Complaints” means any report concerning the quality, purity, quantity, weight, pharmacologic activity, labeling, identity or appearance of a Product.

Section 1.103 “Product IND” means Depomed’s Investigational New Drug Application filed with the FDA with respect to Product, including all submissions, supplements and amendments thereto.

Section 1.104 “Product NDA” means NDA No. 21-748 filed with FDA on April 27, 2004, including, without limitation, any and all amendments and supplements thereto and all written FDA communications related thereto, whether existing on the NDA Transfer Date or filed thereafter.

Section 1.105 “Product Target” means a Professional categorized in deciles 3 to 10, inclusive, for total prescriptions of Glumetza®, branded metformin (including Products) or combined branded and generic metformin (including Products); in each case, based on the most recently available 6-month Prescriber Data for each such category.

Section 1.106 “Professional” means a physician or other health care practitioner who is permitted by law to prescribe Products.

Section 1.107 “Promote,” “Promotional” and “Promotion” mean, with respect to a Product, any activities undertaken to encourage sales or use of such Product, including Details, product sampling, detail aids, drop-offs, coupons, discount cards, journal advertising, direct mail programs, direct-to-consumer advertising, convention exhibits and all other forms of marketing, advertising, public relations or promotion.

Section 1.108 “Promotion Agreement” has the meaning given in the Recitals.

Section 1.109 “Promotion Net Sales” means Net Sales multiplied by the Promotion Percentage.

Section 1.110 “Promotion Percentage” means, for a particular period, 100% minus the Depomed Percentage for such period if any Co-Promotion Net Sales occur in such period.

Section 1.111 “Promotional Effort” has the meaning set forth in Section 5.1(a).

Section 1.112 “Promotional Materials” has the meaning set forth in Section 5.4(a).

Section 1.113 “Proprietary Information” means any proprietary or confidential information communicated from one party to the other in connection with or relating to this Agreement, the Promotion Agreement or the Confidentiality Agreement (whether before or after the Effective Date), which is identified as confidential or proprietary, or which the other party knows or has reason to know is confidential or proprietary, including the Technology and

12	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

financial, marketing, business, technical and scientific information or data, information related to a party’s compensation of its Sales Representatives, information contained within the Annual Plan, and the information described in Section 5.6, whether communicated in writing, orally or electronically. Proprietary Information shall not include information that the receiving party can show through written documentation:

(a) at the time of disclosure, is publicly known;

(b) after the time of disclosure, becomes part of the public domain, except by breach of an agreement between the disclosing party or any Affiliate thereof and the receiving party or any Affiliate thereof;

(c) is or was in the possession of the receiving party or any Affiliate thereof at the time of disclosure by the disclosing party and was not acquired directly or indirectly from the disclosing party or any Affiliate thereof or from any other party under an agreement of confidentiality to the disclosing party or any Affiliate thereof; or

(d) is or was developed by the receiving party or its Affiliates without use of or reference to the other party’s Proprietary Information.

Section 1.114 “Regulatory Approval” means any and all consents or other authorizations or approvals by the FDA or any other Regulatory Authority in the Territory that are required to develop, manufacture, market and sell a Product in the Territory, whether existing on the NDA Transfer Date or filed thereafter; but excluding (i) Third Party drug master files with respect to API or Products, (ii) state licenses, and (iii) any form of reimbursement approval.

Section 1.115 “Regulatory Authority” means any Governmental Authority involved in granting approvals for the manufacturing, marketing, sale, reimbursement and/or pricing of pharmaceutical products.

Section 1.116 “Regulatory Communications” means, collectively, whether existing before or after the NDA Transfer Date: (a) all written or electronic filings or submissions made with Regulatory Authorities in satisfaction of applicable regulatory and notification requirements with respect to Products in the Territory (including, without limitation, Annual Periodic Reports, Serious Adverse Drug Experience Reports, Adverse Drug Experience Reports, and filings and submissions regarding recalls); (b) all written or electronic correspondence to or from the FDA with respect to any of the foregoing; (c) minutes of any meeting between a party and the FDA regarding the Regulatory Approvals, or Manufacture or Commercialization of the Products in or for the Territory; and (d) written summaries of oral communications between a party and the FDA that would impact, or would reasonably be expected to be material to, the development, Manufacture, commercialization of the Products and/or any ROR Product.

Section 1.117 “Regulatory Data” means: (a) all processes and analytical methodologies used in development, testing, analysis and manufacture of Products; and (b) all in vivo, clinical, pharmacology, toxicology, safety, efficacy and other scientific data and results relating to Products; that, in each case, are either (i) contained in the Product NDA or (ii) if not contained in the Product NDA, are known to a party and required to be submitted to the FDA in support of the Product NDA.

13	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.118 “Retained Contracts” means (a) Depomed’s agreements with Third Party providers of adverse drug reaction monitoring and reporting services, (b) state licenses held by Depomed, (c) Depomed’s wholesaler contracts, (d) Depomed’s government contracts, including the Chargeback Agreements and the Government Rebate Agreements, and (e) Depomed’s agreement with ICS, Depomed’s trade and sample fulfillment house.

Section 1.119 “Rights of Reference” means rights of reference, as contemplated under, inter alia, 21 CFR §314.50, to the Product NDA.

Section 1.120 “ROR Product” means (a) any Product or other product containing API as its sole active ingredient, in each case for development and commercialization solely outside the Territory, or (b) any Combination Product; in each case, with respect to which Depomed has granted to a Third Party any Rights of Reference to the Product NDA under an Existing Rights of Reference Agreement or an Additional Rights of Reference Agreement.

Section 1.121 “Sales Representatives” means sales representatives employed by Santarus or Depomed, or a Third Party engaged by Santarus or Depomed, to Detail the Products, who have been trained and equipped to Detail the Products in accordance with this Agreement.

Section 1.122 “Samples” means samples of a Product that are not for sale to be distributed by a party solely in connection with the performance of Details or as otherwise legally permissible under the rules, guidelines and policies applicable to any Professional.

Section 1.123 “Santarus” has the meaning set forth in the Preamble to this Agreement.

Section 1.124 “Santarus CAC” means Santarus’ Copy Approval Committee.

Section 1.125 “Santarus-Manufactured Product” means any Product, the responsibility for Manufacturing of which has been transferred to Santarus pursuant to Section 3.5.

Section 1.126 “Santarus-Manufactured Samples” means Samples, the responsibility for Manufacturing of which has been transferred to Santarus pursuant to Section 3.5.

Section 1.127 “Santarus Physician List” means, as of a given date, the Professionals included on Santarus Sales Force handheld devices, or in the process of being added to Santarus Sales Force handheld devices, to whom the Santarus Sales Force intends to conduct Details. The Santarus Physician List may not include any Professionals on the Depomed Physician List as of such date, and the average number of Professionals on the Santarus Physician List shall in no event exceed 350 Professionals per Santarus Sales Representative. For clarity, the limitations herein regarding the Professionals includible on the Santarus Physician List are not intended to provide any limitation on the ability of Santarus to provide Details to any Professionals. Such limitations are only for the purpose of determining the Professionals includible on the Depomed Physician List.

14	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.128 “Santarus Sales Force” means the field force of Sales Representatives employed or engaged by Santarus, including field-based sales force management such as regional and district sales managers.

Section 1.129 “Santarus Trademarks” means the trademarks set forth on Schedule 1.129, including the “Santarus” trademark and associated design and logo.

Section 1.130 “Serious Adverse Drug Experience” means any Adverse Drug Experience, including those subject to expedited reporting as defined in the regulations cited below, that is fatal or life-threatening, requires hospitalization or prolongation of existing hospitalization, results in persistent or significant disability or incapacity, is a congenital anomaly/birth defect, or is of comparable medical significance or any other event which would constitute a “serious” Adverse Drug Experience pursuant to the terms of 21 C.F.R. 314.80 or 312.32.

Section 1.131 “Serious Adverse Drug Experience Report” means any Adverse Drug Experience Report that involves a Serious Adverse Drug Experience.

Section 1.132 “Subcontracting” means subcontracting or sublicensing a party’s rights or obligations hereunder (a) pursuant to which a Third Party will Manufacture the Products; or (b) pursuant to which a Third Party Sales Representative is engaged to Promote the Products. “Subcontractor” means the Third Party with whom the Subcontracting agreement is entered into.

Section 1.133 “Technology” means all pharmacological, toxicological, preclinical, clinical, technical or other information, data and analysis and know-how relating to the registration, Manufacture, use or Commercialization of a Product in the Territory and all proprietary rights relating thereto Controlled by Depomed or its Affiliates during the Term.

Section 1.134 “Term” has the meaning set forth in Section 10.1.

Section 1.135 “Territory” means the United States, including its territories and possessions and Puerto Rico.

Section 1.136 “Third Party” means any Person other than Santarus or Depomed or their respective Affiliates.

Section 1.137 “Third Party Agreement” has the meaning set forth in Section 7.5.

Section 1.138 “Transition Period” means the period beginning on the Manufacture Transfer Date for the 500mg Product and expiring four (4) months thereafter.

Section 1.139 “Transition Plan” has the meaning set forth in Section 3.1.

Section 1.140 “Unit” means one (1) tablet of the 1000mg Product and two (2) tablets of the 500mg Product; provided that “Unit” shall have such other meaning as the parties may negotiate in good faith in the event that either party reasonably determines that the then current definition of Unit does not equitably reflect differences in value between the 500mg Product and the 1000mg Product for purposes of calculating the Baseline Percentage and the Depomed Percentage.

15	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 1.141    “United States Bankruptcy Code” means the U.S. Bankruptcy Code, 11 U.S.C. §§ 101, et seq.

ARTICLE 2

GRANT

Section 2.1    Grant of Licenses; Appointment under the BLS Supply Agreement

(a) Depomed Patent Rights and Technology. During the Term, subject to the terms and conditions of this Agreement (including Section 2.5, Section 2.6, Depomed’s right to elect to Detail the Products as set forth in Section 5.9, and Article 8), Depomed hereby grants to Santarus and its Affiliates, and Santarus and its Affiliates hereby accept:

(i) an exclusive, royalty-bearing right and license under the Depomed Patent Rights and Technology to Commercialize and conduct Post-Marketing Development activities with respect to the Products in the Territory, on the terms and subject to the conditions set forth herein. Such license shall be exclusive even as to Depomed solely with respect to Commercialization and Post-Marketing Development of the Products in the Territory. Depomed agrees that its and its Affiliates’ right to Promote the Products is limited to the Detail rights set forth in Section 5.9.

(ii) an exclusive, worldwide, royalty-bearing right and license under the Depomed Patent Rights (including the BLS Patent Rights to the extent Depomed’s license rights thereto with respect to Manufacturing of the 1000mg Product become operative pursuant to the BLS Manufacturing Transfer Agreement) and Technology to Manufacture and have Manufactured the Products for Commercialization by or on behalf of Santarus and its Affiliates in the Territory, including by Authorized Generic Distributors, on the terms and subject to the conditions set forth herein. Such license shall be exclusive even as to Depomed solely with respect to the Manufacture of Products for Commercialization in the Territory, but shall be subject to Depomed’s right to perform its obligations with respect to supply of Products pursuant to Section 7.1 prior to the applicable Manufacture Transfer Date.

For clarity, the parties agree that Santarus shall have the exclusive (even as to Depomed) right to Commercialize Generic Versions of Products in the Territory, either directly or indirectly through Authorized Generic Distributors or ANDA Settlement Distributors; provided, however, that Santarus shall not be permitted to ship, or permit an Authorized Generic Distributor to ship, any Authorized Generic version of a Product to wholesale or retail customers before the earlier of (1) [***] prior to Generic Entry for such Product, or (2) the initiation of pre-booking activities, including taking orders or shipment on consignment of one or more Generic Versions of such Product (excluding any Authorized Generic) in the Territory by a Third Party, including an ANDA Settlement Distributor, but excluding any Authorized Generic Distributor. Notwithstanding the foregoing, Santarus or any Authorized Generic Distributor may, prior to the earlier of the dates specified in the preceding sentence, ship such Authorized Generic version of

16	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

a Product solely to wholesalers or retail distribution centers on consignment, provided that Santarus shall prohibit such wholesalers and retail distribution centers from shipping any such Authorized Generic version until the earlier of the dates specified in the preceding sentence.

(b) Depomed Trademarks. During the Term, subject to the terms and conditions of this Agreement (including Section 2.1(c), Section 2.5, Section 5.8 and Depomed’s right to elect to Detail the Products as set forth in Section 5.9), Depomed hereby grants to Santarus and its Affiliates, and Santarus and its Affiliates hereby accept, an exclusive, royalty-free right and license to use the Depomed Trademarks solely in connection with Commercializing the Products in the Territory, on the terms and subject to the conditions set forth herein. The foregoing license with respect to the Depomed Product Trademark shall be exclusive even as to Depomed in the Territory, subject to Section 5.8 and Depomed’s right to elect to Detail the Products as set forth in Section 5.9. The foregoing license with respect to the Depomed Technology Trademark and the Depomed Corporate Trademark shall be exclusive even as to Depomed solely with respect to the use of such Depomed Trademarks with the Products in the Territory, subject to Section 2.5, Section 5.8 and Depomed’s right to elect to Detail the Products as set forth in Section 5.9.

(c) [***]

(d) Appointment under BLS Supply Agreement. Effective as of the First Sales Booking Date and thereafter until such time (if ever) as the BLS Supply Agreement is assigned to Santarus, Santarus will be designated as Depomed’s “Distributor” (as defined in the BLS Supply Agreement) under the BLS Supply Agreement to perform Depomed’s distribution and “Marketing” (as defined in the BLS Manufacturing Transfer Agreement) activities with respect to the 1000mg Product.

Section 2.2    Sublicense

(a) Except pursuant to Section 18.9 or in connection with the use of Third Party Sales Representatives, Santarus shall not assign, subcontract or otherwise transfer or delegate any of its rights or obligations under Section 2.1(a)(i) with respect to Promotion of Products in the Territory without the express written consent of Depomed, which consent may be withheld by Depomed in its sole discretion.

(b) Santarus shall have the right to grant sublicenses to, or Subcontract with, Third Parties with respect to 500mg Product Commercialization activities, other than Promotion (provided that the use of Third Party Sales Representatives is permitted); provided that all such sublicenses and subcontracts shall be consistent with the terms of this Agreement and that Santarus shall at all times be responsible and liable to Depomed for any breach of this Agreement by any such sublicensee or Subcontractor. After the Manufacture Transfer Date for the 500mg Product, Santarus shall have the right to grant sublicenses to, or Subcontract with, Third Parties with respect to Manufacturing of the 500mg Product; provided that all such sublicenses and subcontracts shall be consistent with the terms of this Agreement and that Santarus shall at all times, subject to Section 6.7, Section 7.5 (last sentence) and Section 13.2, be responsible and liable to Depomed for any breach of this Agreement by any such sublicensee or Subcontractor.

17	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(c) Santarus shall have the right to Subcontract with Third Parties with respect to 1000mg Product Commercialization activities, other than Promotion (provided that the use of Third Party Sales Representatives is permitted); provided that all such Subcontracts shall be consistent with the terms of this Agreement and that Santarus shall at all times be responsible and liable to Depomed for any breach of this Agreement by any such Subcontractor. After the Manufacture Transfer Date for the 1000mg Product, Santarus shall have the right to have the 1000mg Product Manufactured by a Third Party on Santarus’ behalf solely in the event that Section 16.2 of the BLS Supply Agreement becomes operative and only to the extent permitted by said Section 16.2; provided that any Third Party supply arrangement for the 1000mg Product shall be consistent with the terms of this Agreement and that Santarus shall at all times, subject to Section 6.7, Section 7.5 (last sentence) and Section 13.2, be responsible and liable to Depomed for any breach of this Agreement by any such Subcontractor.

Section 2.3    Transfer of Product Information

Depomed shall provide Santarus with the following Technology as promptly as practicable after the NDA Transfer Date (or, at Depomed’s discretion, at any time and from time to time during the Pre-Transfer Period):

(a) Copies of all Regulatory Approvals for the Products in the Territory held by Depomed and its Affiliates as of the Effective Date and through the NDA Transfer Date;

(b) Copies of all Regulatory Communications relating to the Products between Depomed and a Regulatory Authority (or, to the extent in the possession and Control of Depomed, between a Third Party and a Regulatory Authority);

(c) Copies of all Regulatory Data to the extent in the possession and Control of Depomed;

(d) Copies of current manufacturing, stability and release testing documentation in the possession and Control of Depomed for Product Manufactured for the Territory, which may include, to the extent in the possession and Control of Depomed, representative master and executed manufacturing batch records, test methods, stability protocols, stability results, manufacturing guides, conformance guides and specifications for the Products (it being understood that much of the foregoing documentation is held by Patheon, Depomed’s API supplier or BLS, and that Santarus’ access thereto shall be as set forth in Section 3.5; and

(e) To the extent not included in the materials provided to Santarus pursuant to Section 2.3(a), Section 2.3(b), Section 2.3(c) or Section 2.3(d), all other reports, data and information relating to the Products reasonably requested by Santarus as necessary or useful for Santarus to exercise its rights hereunder or under applicable laws and regulations, including for the maintenance of the Product NDA.

18	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Depomed shall provide Santarus with updates to the Technology described in Section 2.3(b) through Section 2.3(e) throughout the Transition Period as promptly as reasonably practicable following the availability of any such update. In addition, during the Transition Period, Depomed shall provide up to an aggregate of [***] of consultation to Santarus regarding the Technology transferred pursuant to this Section 2.3 and in performance of Depomed’s obligations under the Transition Plan, which shall be allocated among Depomed’s Quality, Manufacturing and Regulatory functions as requested by Santarus. Any consultation in excess of such [***] would be provided only to the extent mutually agreed by the parties in writing.

Section 2.4    Limitation on Metformin Promotion

Except as expressly contemplated by this Agreement, neither party shall, directly or indirectly, develop, promote, market, distribute, sell or offer for sale any product containing API as the sole active ingredient in the Territory during the Term of this Agreement, other than the Products in accordance with the terms of this Agreement.

Section 2.5    Retention of Rights

(a) Subject to the limitations set forth in Section 2.4, Depomed hereby expressly reserves the exclusive right to practice, and to grant licenses under, the Depomed Patent Rights and the Technology for any and all purposes, other than the Commercialization of Products in the Territory and Manufacture of Products for Commercialization in the Territory. Without limiting the generality of the foregoing, Depomed shall at all times have the exclusive right: (i) to develop and commercialize, and to grant licenses to Third Parties to develop, Manufacture and commercialize, Products outside the Territory; (ii) to Manufacture or have Manufactured Products in or outside of the Territory for development and commercialization outside the Territory; and (iii) subject to Santarus’ rights under Section 15.1 with respect to Covered Combination Products, to develop, manufacture and commercialize Combination Products worldwide.

(b) Depomed hereby expressly reserves (i) the exclusive right to use, and to grant licenses under, the Depomed Product Trademark outside the Territory; (ii) the exclusive right to use, and to grant licenses under, the Depomed Technology Trademark and the Depomed Corporate Trademark in the Territory for any purpose other than the Commercialization of Products in the Territory; and (iii) the exclusive right to use, and to grant licenses under, the Depomed Technology Trademark and the Depomed Corporate Trademark outside the Territory for any purpose.

(c) Notwithstanding the assignment of the Product NDA pursuant to Section 3.2 and subject to the limitations set forth in Section 2.4, Depomed hereby expressly reserves the right: (i) to grant, or continue to grant, the Existing Rights of Reference; and (ii) subject to Santarus’ rights under Section 15.1 with respect to Covered Combination Products, to grant additional Rights of Reference to any Third Party with respect to (1) Products or other products containing API as the sole active ingredient, in each case for development and commercialization solely outside the Territory, and/or (2) any Combination Product (in each case, “Additional Rights of Reference”).

19	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(d) Except as expressly set forth herein, nothing contained herein shall be deemed to grant Santarus, by implication, a license or other right or interest in any patent, trademark or other similar property of Depomed or its Affiliates. Except as expressly set forth herein, nothing contained herein shall be deemed to grant Depomed, by implication, a license or other right or interest in any patent, trademark or other similar property of Santarus or its Affiliates, except as may be necessary for Depomed to Detail the Products pursuant to this Agreement in the event Depomed elects to Detail the Products in accordance with Section 5.9.

Section 2.6    Negative Covenants

(a) Santarus, on behalf of itself and its Affiliates, hereby covenants not to practice, and not to permit or cause any licensee, sublicensee or other Third Party to practice, any Depomed Patent Rights or Technology, and not to use, and not to permit or cause any licensee, sublicensee or other Third Party to use, any Depomed Trademark, for any purpose other than as expressly authorized in this Agreement. Santarus, on behalf of itself and its Affiliates, hereby further covenants not to Commercialize, and not to permit or cause any licensee, sublicensee or other Third Party to Commercialize, an Authorized Generic version of a Product in the Territory, either directly or indirectly through a Third Party, until permitted under the provisions of the last paragraph of Section 2.1(a).

(b) Depomed, on behalf of itself and its Affiliates, hereby covenants not to use, and not to permit or cause any licensee, sublicensee or other Third Party to use (i) any Depomed Product Trademark in the Territory, provided that if Depomed makes its election under Section 5.9, Depomed may use the Depomed Product Trademark in the Territory solely to Promote Products in accordance with this Agreement or (ii) any Santarus Trademark for any purpose other than as expressly authorized in this Agreement. Depomed, on behalf of itself and its Affiliates, hereby further covenants not to Commercialize, and not to permit or cause any licensee, sublicensee or other Third Party to Commercialize, a Generic Version in the Territory, either directly or indirectly through a Third Party, except for settlements mutually agreed to by Santarus and Depomed.

(c) [***]

20	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

ARTICLE 3

TRANSITION PLAN

Section 3.1    Transition Plan

The parties have agreed to the transition plan (the “Transition Plan”) attached as Schedule 3.1, which contains specific events and obligations to effect the shifting of regulatory, manufacturing and quality responsibilities to Santarus pursuant to the terms of this Agreement, subject to the last paragraph of Section 2.3. The parties agree to use commercially reasonable efforts to perform their respective obligations as set forth in the Transition Plan within the timelines set forth therein. The parties will discuss in good faith any changes to the Transition Plan that become required or advisable. Except as otherwise set forth in the Transition Plan or elsewhere in this Agreement, each party shall be responsible for its respective costs and expenses incurred in performing the Transition Plan.

The parties acknowledge that implementation of the Transition Plan will require the cooperation and/or consent of Third Parties as indicated therein, and, as a result, the timing of such transfer is not within the sole control of the parties.

Section 3.2    Transfer and Assignment of Product NDA and Product IND

Effective only as of the NDA Transfer Date, Depomed shall, and it hereby does, assign to Santarus all right, title and interest in the Product NDA, subject to the Existing Rights of Reference and any Additional Rights of Reference granted by Depomed during the Pre-Transfer Period, and the Product IND. On the NDA Transfer Date, Depomed shall submit to the FDA a letter authorizing the transfer of ownership of the Product NDA and Product IND from Depomed to Santarus. As soon as practicable after the submission of such letter, Santarus shall execute and submit to the FDA a letter, accompanied by the Product NDA and Product IND transfer letter(s) referred to in the preceding sentence, acknowledging Santarus’ commitment to assume ownership of the Product NDA and Product IND. The parties shall take such additional actions, and execute and deliver, and file with the FDA, such additional documents, as are necessary to effect the transfer and assignment to Santarus of the Product NDA and Product IND contemplated by this paragraph. If there is any impediment to the assignment of the Product NDA or Product IND to Santarus, the parties shall cooperate in good faith and use commercially reasonable efforts to remove such impediment. If, notwithstanding such efforts, the parties are unable to remove such impediment, the parties shall discuss the matter in good faith and use commercially reasonable efforts to reach mutual agreement as to how to proceed. If, after assignment to Santarus of the Product NDA and Product IND, the parties mutually and reasonably agree in good faith that the Product NDA or Product IND should be assigned back to Depomed, the parties shall promptly execute and deliver such documents and take such actions as are necessary to effect such assignment back to Depomed.

Section 3.3    Rights of Reference

On or promptly after the NDA Transfer Date, the parties shall cooperate in good faith, take such actions, and execute and deliver, and file with the FDA, such documents as, in each case, are necessary to ensure that the Existing Rights of Reference remain in full force and effect

21	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

following transfer and assignment of the Product NDA and are exercisable by the grantee(s) thereof. In addition, in the event Depomed grants any Additional Rights of Reference during the Term, or in the event any grantee of Existing Rights of Reference or Additional Rights of Reference changes its corporate name, or sells or transfers its business relating to the applicable ROR Product to another Person, Santarus shall, promptly, and in any event within five (5) business days after, Depomed’s written request, file the requisite authorization letter with the FDA in order for such Additional Rights of Reference to become effective, or for such Existing Rights of Reference or Additional Rights of Reference to be updated to reflect such grantee’s new corporate name or the name of the acquirer of its business relating to such ROR Product, as applicable. Santarus hereby covenants that neither it nor any of its Affiliates, nor any Third Party acting on behalf of Santarus or any of its Affiliates, will withdraw, revoke or terminate any Existing Rights of Reference or any Additional Rights of Reference without Depomed’s express prior written authorization to do so. From and after the NDA Transfer Date, Santarus shall provide to Depomed copies of all Regulatory Approvals arising after the NDA Transfer Date as promptly as practicable after approval or receipt (as applicable) thereof.

Section 3.4    Rights of Access to Data.

(a) The parties recognize that the grantees of the Existing Rights of Reference have, and that Depomed may grant to any grantee of Additional Rights of Reference, rights of access to Regulatory Communications and Regulatory Data.

(b) From and after the NDA Transfer Date, Santarus shall (i) provide to Depomed copies of all Regulatory Communications arising after the NDA Transfer Date between Santarus and a Regulatory Authority (or, to the extent in the possession and Control of Santarus, between a Third Party and a Regulatory Authority), and (ii) disclose to Depomed in writing all Regulatory Data arising after the NDA Transfer Date to the extent in the possession and Control of Santarus; in each case, as promptly as practicable (and in any event within ten (10) business days) after any such Regulatory Communications and Regulatory Data arise. Depomed may provide all such Regulatory Communications and Regulatory Data to the applicable Third Parties under the Existing Rights of Reference Agreements and Additional Rights of Reference Agreements as Depomed determines is reasonably necessary to comply with the Existing Rights of Reference Agreements and Additional Rights of Reference Agreements.

(c) Depomed shall promptly (and in any event within ten (10) business days) provide to Santarus copies of all Regulatory Communications and Regulatory Data received by it from Third Parties under and to the extent not prohibited by an applicable Existing Rights of Reference Agreement or Additional Rights of Reference Agreement.

Section 3.5    Manufacturing Transfer

(a) The Assigned Agreements relating to the manufacture and supply of the 500mg Product and the API (each, an “Assigned Manufacturing Agreement”) shall be assigned by Depomed in their entirety to Santarus, and shall be assumed in their entirety by Santarus promptly following (but in no event later than five (5) business days following) the Manufacture Transfer Date for the 500mg Product, pursuant to an Assignment and Assumption Agreement to

22	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

be negotiated in good faith by the parties. From and after such assignment and assumption, Santarus shall be solely responsible for Manufacturing, or having Manufactured, the 500mg Product and the API for the 500mg Product.

(b) Promptly after the Manufacture Transfer Date for the 500mg Product, Depomed shall notify each counterparty to any Assigned Manufacturing Agreement that such Assigned Manufacturing Agreement has been assigned to, and assumed by, Santarus, and shall authorize and instruct such counterparty to grant Santarus access to all technical, regulatory and other information and materials relating to the 500mg Product that are then in the possession of such counterparty in accordance with the applicable Assigned Manufacturing Agreement. Santarus shall be entitled to consult with such counterparty’s technical personnel with respect to Manufacturing activities as set forth in such Assigned Manufacturing Agreement.

(c) Promptly after the Effective Date, Depomed [***]. Santarus will manage any transfer and validation of Manufacturing the 500mg Product at Patheon’s Manati facility, [***].

(d) In the event the parties mutually agree for the BLS Supply Agreement or successor Third Party supplier agreement for the 1000mg Product to be assigned to Santarus, the parties will work together to obtain any necessary consent to assign the BLS Supply Agreement, and upon receipt of such consent, Depomed will assign the BLS Supply Agreement or successor agreement to Santarus. If Depomed makes such assignment, Santarus will assume the BLS Supply Agreement or successor agreement, pursuant to an Assignment and Assumption Agreement to be negotiated in good faith by the parties.

(e) If the BLS Supply Agreement is assigned to Santarus pursuant to Section 3.5(d), then promptly after the Manufacture Transfer Date for the 1000mg Product, Depomed shall deliver a copy of the fully-executed Assignment and Assumption Agreement to BLS or such Third Party, and shall authorize and instruct BLS or such Third Party to grant Santarus access to all technical, regulatory and other information and materials relating to the 1000mg Product that are then in the possession of BLS or such Third Party in accordance with the BLS Supply Agreement or successor agreement. Santarus shall be entitled to consult with BLS’s or such Third Party’s technical personnel with respect to Manufacturing activities as set forth in the BLS Supply Agreement or successor agreement.

ARTICLE 4

ALLIANCE MANAGEMENT

Section 4.1    Alliance Managers

Each of the parties shall nominate at least one, but no more than two, representatives to serve as alliance managers under this Agreement (collectively, “Alliance Managers”), one of whom for each party shall be designated as the lead Alliance Manager for that party. The lead Alliance Manager for Santarus shall initially be Jon Hee, and the lead Alliance Manager for Depomed shall initially be Gerd Kochendoerfer. Each party may modify its Alliance Managers and lead Alliance Manager by providing written notice of the modification to the other party. Each party’s Alliance Managers shall be appropriately qualified in order to perform their responsibilities as Alliance Managers pursuant to this Agreement. The parties acknowledge and agree that the Alliance Managers do not have the power to amend, modify or waive any of the terms or conditions of this Agreement.

23	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 4.2    Alliance Manager Responsibilities

(a) Except as otherwise set forth herein, the Alliance Managers shall periodically review Commercialization activities for the Products hereunder, it being understood that Santarus shall be responsible for directing such Commercialization activities. The responsibilities of the Alliance Managers shall be exercised consistent with this Agreement and shall include, but shall not be limited to:

(i) reviewing the Annual Plan as contemplated by Section 5.5(a);

(ii) if applicable, monitoring the Depomed Sales Force call plan for coordination with the Santarus Sales Force; and

(iii) such other functions as may be mutually agreed upon by the parties from time to time.

(b) For the avoidance of doubt, the function of the Alliance Managers is primarily to facilitate information sharing between the parties, and therefore, without limiting the generality of the foregoing, unless separately authorized by a party in writing, the Alliance Managers shall not have any approval or decision-making authority on behalf of such party.

Section 4.3    Meetings of the Alliance Managers.

Meetings of the Alliance Managers may be held from time to time upon mutual agreement by both parties’ Alliance Managers; provided, however, that meetings of the Alliance Managers shall be held on at least an annual basis. If possible, the meetings shall be held in person or where appropriate, by video or telephone conference. Unless otherwise agreed, the location of any in-person meetings of the Alliance Managers shall alternate between the corporate offices of the parties. The parties shall determine the form of the meetings. Subject to appropriate confidentiality undertakings where applicable, each party shall have the right, upon written notice to the other party, to have present at meetings of the Alliance Managers additional participants (not to exceed ten (10) such participants at any meeting of the Alliance Managers without the consent of the other party). The party hosting any meeting shall propose the agenda for the meeting and appoint a secretary to the meeting who shall record the minutes of the meeting. Such minutes shall be circulated to the parties promptly following the meeting for review and comment and for unanimous ratification by both parties. Each party shall bear its own travel and related costs incurred in connection with participation of its respective Alliance Managers.

24	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

ARTICLE 5

PRODUCT COMMERCIALIZATION

Section 5.1    Product Promotion

(a) Subject to applicable Legal Requirements, as well as the provisions of this Agreement, Santarus shall, during the Term until Generic Entry of any Product (subject to Section 8.3(b)), at its sole expense, use commercially reasonable efforts to Promote the Products within the Territory in accordance with the Annual Plan (the “Promotional Effort”). For purposes of the preceding sentence, Santarus’ commercially reasonable efforts shall be met if Santarus is in compliance with its obligations under Section 5.1(b) and Section 5.1(c) of this Agreement. Santarus will cause the Santarus Sales Force and Santarus employees and agents acting on Santarus’ behalf to comply with this Agreement and all applicable Legal Requirements in connection with the Commercialization of the Products. It is understood, and Santarus agrees, that it will be accountable for the acts or omissions of the Santarus Sales Force and its employees and agents.

(b) During each Agreement Quarter during the Term until Generic Entry of any Product, the Santarus Sales Force shall perform a minimum of [***] (the “Minimum Detailing Obligations”); provided, however, that one-half of the Minimum Detailing Obligations may be satisfied by [***], counting each [***] as equivalent to [***]. For purposes of determining [***] hereunder, each Product shall be deemed to be the same Product and shall be counted only once. By way of illustration, Santarus shall not have the right to count both a [***] and a [***]. In such case, only the [***] shall be counted for purposes of determining compliance with the Minimum Detailing Obligations.

(c) From and after the Effective Date, except as otherwise noted in the first row below, and for the remainder of the Term until Generic Entry of any Product, Santarus shall spend at least the following amounts on Advertising/Marketing/Educational Expenses during the periods set forth below:

Period	Advertising/Marketing/Educational Expenses
[***]	[***] percent [***] of [***] (calculated in accordance with the Promotion Agreement)
[***]	The [***] of (a) [***] or (b) [***]
[***] and for remainder of the Term until [***]	For each complete calendar year, the [***] of (a) [***] or (b) [***]

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(d) The parties shall discuss in good faith whether and under what conditions any of the obligations in this Section 5.1 should be decreased with respect to periods leading up to Generic Entry and how the amount of such decrease should be shared by the parties.

Section 5.2    Representations to Customers

Santarus will not make any false or misleading representations to Professionals, customers or others regarding Depomed or the Products and will not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with the applicable then-current FDA approved labeling and package insert (except to the extent permitted by Legal Requirements). Santarus agrees to undertake timely and complete corrective action for any deviations from this Section 5.2.

Section 5.3    Staffing; Training

Santarus shall be solely responsible for all costs and expenses of compensating its Sales Representatives. Consistent with applicable Legal Requirements, Santarus shall pay incentive compensation to its Sales Representatives with respect to the Products in accordance with Santarus’ incentive compensation plan for Santarus’ other products. Santarus shall periodically provide training to each of its Sales Representatives, and shall update its training materials as appropriate.

Section 5.4    Promotional Materials; Educational Materials

(a) Santarus shall, at its own expense (which for clarity shall be included as an Advertising/Marketing/Educational Expense hereunder), have the right to create, develop, produce or otherwise obtain, and utilize sales, promotional, advertising, marketing, educational and training materials (“Promotional Materials”) to support the Promotional Effort for the Products. Such Promotional Materials may include, by way of example, detailing aids; leave behind items; journal advertising; educational programs; formulary binders; appropriate reprints and reprint carriers; product monographs; patient support kits; convention exhibit materials; direct mail; market research survey and analysis; training materials; and scripts for telemarketing and teleconferences.

(b) Prior to any use thereof prior to the NDA Transfer Date, Santarus shall provide to Depomed for review a prototype of any Promotional Materials created by Santarus. Depomed shall notify Santarus of any objections it has to such prototype and the basis therefor as soon as reasonably practicable, but no later than [***] following its receipt thereof. Failure by Depomed to notify Santarus of any objections to the proposed prototype within such period shall constitute approval by Depomed. Santarus shall modify such Promotional Materials to the extent necessary to resolve any objections timely and reasonably made by Depomed to such Promotional Materials on the grounds that such Promotional Materials are inconsistent with any Legal Requirements, and shall in good faith consider any of Depomed’s other objections. The final version of the Promotional Materials approved by the Santarus CAC (which shall include such modifications as are required to address concerns timely and reasonably made by Depomed on the grounds that such Promotional Materials are inconsistent with Legal Requirements) may be produced in quantity, and Santarus shall provide Depomed with the requisite number of

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copies of the final printed form in a timely manner so as to allow Depomed to satisfy its obligation to file such materials with the FDA prior to the first use of the Promotional Materials. Depomed will make such filing with the FDA within two (2) business days after the date Santarus provides Depomed with such copies of the final version of such Promotional Materials. In furtherance of the foregoing provisions of this Section 5.4(b), the parties will endeavor to cooperate to facilitate the timely and efficient review of Promotional Materials for use prior to the NDA Transfer Date and resolution of any disputes or disagreements related to such Promotional Materials, with a view to containing both parties’ internal personnel resources and external costs associated with the creation, review and approval of such Promotional Materials.

(c) Santarus shall own all copyrights to all Promotional Materials that are created during the Term of this Agreement in connection with and to the extent relating to the Promotion of the Products.

Section 5.5    Annual Plan; Promotion Expenses

(a) On or prior to [***] of the preceding calendar year with respect to each calendar year during the Term beginning with the 2012 calendar year, Santarus shall develop an annual Promotional plan (the “Annual Plan”) and submit the Annual Plan to Depomed’s lead Alliance Manager. The Annual Plan shall set forth the manner in which Santarus anticipates it will Promote the Products during the period to which the Annual Plan relates; provided, however, that the Annual Plan may be modified from time to time as Santarus reasonably deems appropriate for the Promotion of the Products, subject where applicable to Santarus’ compliance with its obligations under this Agreement, including without limitation the obligations set forth in Section 5.1. The Annual Plan shall include, at a minimum:

(i) the anticipated number of [***] Details (including [***]) to be provided by the Santarus Sales Force, and the physicians targeted to receive those Details;

(ii) product positioning, strategy and tactics with supporting advertising and promotional activity to be undertaken;

(iii) planned public relations activities, if any;

(iv) any training or sampling programs to be conducted;

(v) medical education programs to be conducted;

(vi) pricing and contracting strategies;

(vii) managed health care strategies and tactics; and

(viii) a budget for all costs and expenses associated with the activities to be undertaken pursuant to the Annual Plan (including the projected Advertising/Marketing/Educational Expenses).

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(b) Santarus shall not have any obligation to incur Advertising/Marketing/Educational Expenses in excess of the minimum amounts provided in Section 5.1(c).

(c) Each party will bear its own operating expenses associated with Promotion of the Products by such Party, including all personnel, general and administrative and overhead costs. Santarus will bear all Santarus Sales Force expenses, and Depomed will bear all Depomed Sales Force expenses, if applicable. From and after the NDA Transfer Date, Santarus will bear all costs associated with maintaining and continuing all Regulatory Approvals of the Products in the Territory, including, subject to Section 6.6, all costs associated with Adverse Drug Experience reporting, filing annual reports in connection with the Product NDA, user fees and establishment fees associated with the Product NDA and all clinical and regulatory requirements.

Section 5.6    Santarus Promotion Reports

Within [***] following the end of each Agreement Quarter, Santarus shall provide Depomed’s lead Alliance Manager with a status report, which report will summarize Santarus’ Detailing activities pursuant to this Agreement for such prior Agreement Quarter and on a calendar year-to-date basis, including: (a) the number of P1 and P2 Details made and recorded by Santarus’ standard record keeping procedures; (b) the names and addresses of the Professionals called upon; (c) the percentage of Professionals Detailed who were provided with Samples; (d) the average number of such Samples delivered on each Detail; (e) Advertising/Marketing/Education Expenses for such Agreement Quarter; and (f) such other information as may be agreed upon in writing by the parties.

Section 5.7    Medical Inquiries

(a) The parties acknowledge that each may receive requests for medical information concerning the Product from members of the medical and paramedical professions and consumers regarding the Product.

(b) From and after the NDA Transfer Date, any such requests will be referred to Santarus’ medical department, and Santarus shall be solely responsible for responding to such requests in compliance with all applicable Legal Requirements and the Product NDA. Santarus shall be obligated for any costs associated with its responsibilities pursuant to this Section 5.7.

Section 5.8    Trademarks

(a) Subject to this Section 5.8 and to applicable Legal Requirements, Santarus shall have the right to use the Santarus Trademarks, and include the name “Santarus” or any variation thereof in connection with its Commercialization activities and any materials related thereto. Santarus recognizes that (i) the Depomed Product Trademark is owned by BLS and licensed to Depomed pursuant to the BLS Manufacturing Transfer Agreement for the sole purpose of Marketing (as such term is defined therein) the Products in the Territory, and (ii) Depomed owns the entire right, title and interest in and to the Depomed Technology Trademark and the Depomed Corporate Trademark, as well as the domain name “GlumetzaXR.com” (the “Domain Name”); and Santarus shall not at any time, during or after

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the Term, do or knowingly suffer to be done any act or thing which will in any way impair the rights of Depomed (or its Third Party licensor, as applicable) in or to the Depomed Trademarks or the Domain Name. Santarus acknowledges and agrees that it shall not acquire and shall not claim any right (except as expressly granted under Section 2.1 or Section 5.10), title or interest in or to the Depomed Trademarks or the Domain Name by virtue of the rights granted under this Agreement or through Santarus’ use of the Depomed Trademarks or Domain Name, and the parties agree that, as between the parties, all goodwill and improved reputation associated with the Depomed Trademarks and Domain Name arising out of the use thereof by Santarus and its Affiliates, sublicensees and other Subcontractors shall inure to the benefit of Depomed. Santarus shall not use the Depomed Trademarks upon, in connection with, or in relation to, the Products, or any packaging, labels, containers, advertisements and other materials related thereto, except as is consistent with past practice under the Promotion Agreement or this Agreement or as otherwise authorized in writing by Depomed. Santarus shall as soon as practicable notify Depomed of any apparent infringement by a Third Party of any of the Depomed Trademarks of which Santarus becomes aware. Santarus agrees to reasonably cooperate with Depomed to enable Depomed to verify that the use by Santarus of the Depomed Trademarks is consistent with the requirements in this Agreement.

(b) During the Term, subject to the terms and conditions of this Agreement, Santarus hereby grants to Depomed a non-assignable, non-sublicensable (except to any Third Party Sales Representatives), non-exclusive, royalty-free right and license to use the Santarus Trademarks in the Territory solely in connection with Depomed’s Detailing of the Products in the Territory in accordance with this Agreement in the event Depomed elects to Detail the Products as set forth in Section 5.9. Depomed recognizes that Santarus owns the entire right, title and interest in and to the Santarus Trademarks, and shall not at any time, during or after the Term, do or knowingly suffer to be done any act or thing which will in any way impair the rights of Santarus in or to the Santarus Trademarks. Depomed acknowledges and agrees that it shall not acquire and shall not claim any right (except as expressly granted under this Section 5.8(b)), title or interest in or to the Santarus Trademarks by virtue of the rights granted under this Agreement or through Depomed’s use of the Santarus Trademarks, and the parties agree that all goodwill and improved reputation associated with the Santarus Trademarks arising out of the use thereof by Depomed shall inure to the benefit of Santarus. Depomed shall as soon as practicable notify Santarus of any apparent infringement by a Third Party of any of the Santarus Trademarks of which Depomed becomes aware. Depomed agrees to cooperate with Santarus to enable Santarus to verify that the use of the Santarus Trademarks is consistent with Santarus’ quality standards. Compliance with this Section 5.8(b) shall be determined pursuant to the Depomed Promotional Materials review and approval procedures set forth in Section 5.9(e).

Section 5.9    Election by Depomed to Detail in the Territory

(a) Depomed may elect, at any time during the Term, to have the Depomed Sales Force Detail the Products directly to Professionals. If Depomed desires to make this election and to use the Depomed Sales Force for this purpose, it will inform Santarus at least [***] in advance of the commencement of Details by the Depomed Sales Force and provide Santarus with the proposed Depomed Physician List, and, subject to Santarus’ compliance with its obligations under this Section 5.9, Depomed shall commence its Detailing activities no later

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than [***] after the date of its notice to Santarus. During such initial [***] period, Santarus will be entitled to review the proposed Depomed Physician List and remove any Professionals who are, as of the date of Santarus’ receipt of the proposed Depomed Physician List, on the Santarus Physician List. Upon request from Depomed, Santarus shall provide reasonable access to Depomed to review Santarus’ documentation supporting Santarus’ removal of any Professionals from the proposed Depomed Physician List. Following creation of the initial Depomed Physician List, from time to time but not more than [***] times per calendar year, Depomed may modify the Depomed Physician List pursuant to the procedure set forth above. Following the addition of Professionals to the Depomed Physician List, the Baseline Percentage shall be adjusted to reflect prescriptions written by any such Professionals by adding to the then-current Baseline Percentage the quotient obtained by dividing (x) [***] by (y) [***].

(b) On an annual basis, Depomed will submit to Santarus’ lead Alliance Manager a call plan setting forth the Details to be performed by the Depomed Sales Force. Any Professional on the Depomed Physician List who does not receive at least [***] (calculated in accordance with Section 5.1(b)) in each full calendar year following the commencement of Details for the Product by the Depomed Sales Force will be excluded from the Depomed Physician List in subsequent calendar years for purposes of calculating Co-Promotion Net Sales, and for purposes of calculating the Baseline Percentage.

(c) All Details made by the Depomed Sales Force will be reported to Santarus. Such reports by Depomed will be made in the same manner as Santarus’ Details under Section 5.6. Depomed shall be responsible for purchasing Prescriber Data relating to the Depomed Physician List at its sole cost and expense.

(d) Depomed may purchase from Santarus, at Santarus’ actual out-of-pocket costs of reproduction and shipment, copies of any Promotional Materials created by Santarus for use by the Depomed Sales Force, to the extent limited to Products. Upon Depomed’s request, Santarus will provide to Depomed electronic copies of such Promotional Materials created by or for Santarus, which Promotional Materials may be modified for use by Depomed; provided that any modification must be approved or deemed to be approved as described in Section 5.9(e) below.

(e) Depomed may create and develop its own Promotional Materials for use by the Depomed Sales Force (“Depomed Promotional Materials”). Prior to the use thereof, Depomed shall provide to Santarus a prototype of any Depomed Promotional Materials for review. Santarus shall notify Depomed of any objections it has to such prototype and the basis therefor as soon as reasonably practicable, but no later than [***] following its receipt thereof. Failure by Santarus to notify Depomed of any objections to the proposed prototype within such period shall constitute approval by Santarus. Depomed shall modify such Depomed Promotional Materials to the extent necessary to resolve any objections made by Santarus to such Depomed Promotional Materials on the grounds that such Depomed Promotional Materials are inconsistent with the overall Product positioning and messaging for the Products or inconsistent with Legal Requirements, and shall in good faith consider any of Santarus’ other objections. The final version of the Depomed Promotional Materials shall be provided to Santarus for its review and approval to confirm their consistency with the prototype approved by Santarus and the resolution

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of Santarus’ objections in accordance with this Section 5.9(e), which review and approval shall occur, as soon as reasonably practicable, but no later than [***] following its receipt by Santarus. Failure by Santarus to notify Depomed of any objections to the final version within such period shall constitute approval by Santarus. The Depomed Promotional Materials will not contain any Santarus Trademark unless such materials are approved by the Santarus CAC. From and after the NDA Transfer Date, Depomed shall provide Santarus with the requisite number of copies of the final printed form in a timely manner so as to allow Santarus to satisfy its obligation to file such materials with the FDA prior to the first use of the Depomed Promotional Materials, and Santarus shall make such filing with the FDA within [***] of its receipt of such copies. In furtherance of the foregoing provisions of this Section 5.9(e), the parties will endeavor to cooperate to facilitate the timely and efficient review of Depomed Promotional Materials and resolution of any disputes or disagreements related to Promotional Materials, with a view to containing both parties’ internal personnel resources and external costs associated with the creation, review and approval of the Depomed Promotional Materials.

(f) Santarus may purchase from Depomed, at Depomed’s out-of-pocket costs for reproduction and shipment of such materials, copies of any Depomed Promotional Materials, to the extent limited to Products. Upon Santarus’ request, Depomed will provide to Santarus electronic copies of such Depomed Promotional Materials created by or for Depomed, which Depomed Promotional Materials may be modified for use by Santarus.

(g) Depomed may purchase from Santarus, at Santarus’ actual out-of-pocket costs of reproduction and shipment, copies of training materials developed and Controlled by Santarus related to the Products for use by Depomed in the training of the Depomed Sales Force. Depomed shall be responsible for training of the Depomed Sales Force, and may, at its own expense, develop training materials for the Depomed Sales Force in other media or forms, provided that such materials shall be subject to Santarus’ review and approval or deemed approval as Depomed Promotional Materials as provided in Section 5.9(e). Depomed shall, at its own expense, train the Depomed Sales Force using such training materials, the other Promotional Materials and Depomed Training Materials and such programs as Depomed shall deem appropriate that are in compliance with Depomed’s obligations hereunder. Such programs shall include training with respect to reporting Adverse Drug Experiences and technical complaints. After the initial training, Depomed shall periodically provide additional training to each Sales Representative in accordance with this Section 5.9(g).

(h) Depomed shall be solely responsible for costs or expenses related to any activities of the Depomed Sales Force, including costs for Depomed Promotional Materials, training or training materials or the purchase from Santarus of Promotional Materials for the Depomed Sales Force.

(i) Depomed will cause the Depomed Sales Force and Depomed employees and agents acting on Depomed’s behalf to comply with this Agreement and all applicable Legal Requirements in connection with the Promotion of the Products. It is understood, and Depomed agrees, that it will be accountable for the acts or omissions of its employees and agents.

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(j) Depomed will not make any false or misleading representations to Professionals, customers or others regarding Santarus or the Products and will not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with the applicable then-current FDA approved labeling, package insert or other documentation accompanying or describing the Products. Depomed agrees to undertake timely and complete corrective action for any deviations from this Section 5.9(j).

Section 5.10    Product Website

Until transfer of the Domain Name as provided herein, subject to the terms and conditions of this Agreement, Depomed hereby grants to Santarus and its Affiliates, and Santarus and its Affiliates hereby accept, an exclusive (even as to Depomed), royalty-free right and license to use the Domain Name and the registration thereof, including the trademark and service mark “glumetzaxr.com” and any intellectual property rights relating thereto, and all rights to use, access, control, modify, change or replace such content of the site associated to the Domain Name (the “Product Website”), to the extent any such trademark, service mark, or intellectual property rights exist as of the Effective Date or during the Term, solely in connection with Commercializing the Products in the Territory, on the terms and subject to the conditions set forth herein. Depomed agrees to cooperate with Santarus and to follow Santarus’ reasonable instructions in order to effectuate the transfer of the Domain Name registration and the hosting provider account for the Domain Name promptly (and in any event within 30 days) after the NDA Transfer Date. Specifically, Depomed agrees to prepare and transmit the necessary InterNic Registrant Name Change Agreement (RNCA) and or to correspond with InterNic to authorize transfer of the Domain Name, effective as of the NDA Transfer Date. Any out-of-pocket costs associated with maintaining and modifying the Product Website shall be included in the Advertising/Marketing/Educational Expenses for Santarus.

ARTICLE 6

CLINICAL AND REGULATORY AFFAIRS; DEVELOPMENT

Section 6.1    Regulatory Approvals

(a) Prior to the NDA Transfer Date, Depomed shall properly maintain and keep current and active all Regulatory Approvals for the Products that are in effect in the Territory as of the Effective Date. Depomed may, in its discretion, consult with Santarus regarding any proposed supplement, amendment or alteration to the Regulatory Approvals during the Pre-Transfer Period; provided that as the holder of the Product NDA, Depomed shall have final decision-making authority as to whether and how to supplement, amend or otherwise alter the Regulatory Approvals for the Products in the Territory during the Pre-Transfer Period. Depomed shall not have the right to, and hereby covenants that it will not, transfer or assign any Regulatory Approval for the Products to any Third Party, without Santarus’ prior written consent (which Santarus may withhold in its sole discretion), except in conjunction with a permitted assignment of this Agreement made in accordance with Section 18.9.

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(b) From and after the NDA Transfer Date, Santarus shall properly maintain and keep current and active all Regulatory Approvals for the Products that are in effect in the Territory as of the Effective Date. Depomed agrees that, from and after the NDA Transfer Date and unless the parties otherwise agree, all Regulatory Approvals, applications therefor and any other submissions to a Governmental Authority in the Territory with respect to the Products shall be in the name of, and shall be owned by, Santarus. From and after the NDA Transfer Date, Santarus shall promptly prepare and file with the applicable Governmental Authorities all applications, reports and related documentation and shall pay any associated fees in order to maintain and continue all Regulatory Approvals for the Products. Santarus shall not have the right to, and hereby covenants that it will not, transfer or assign any Regulatory Approval for the Products to any Third Party, without Depomed’s prior written consent (which Depomed may withhold in its sole discretion), except in conjunction with a permitted assignment of this Agreement made in accordance with Section 18.9.

Section 6.2    Compliance with Regulatory Requirements

(a) Unless otherwise required by law or expressly required by this Agreement, subject to Section 6.1(a) and Section 6.4, during the Pre-Transfer Period, Depomed will be responsible for complying with all regulatory requirements and maintaining all contacts with Governmental Authorities with respect to the ownership of the Product NDA, including maintaining and updating of the Product NDA, the reporting of any Adverse Drug Experiences to the FDA and the filing of Promotional Materials with the FDA. In addition, Depomed will collaborate with Santarus to make such filings as are required for Santarus to Commercialize Products under Santarus NDC Numbers.

(b) Unless otherwise required by law or expressly required by this Agreement, from and after the NDA Transfer Date, Santarus will be responsible for complying with all regulatory requirements and maintaining all contacts with Governmental Authorities with respect to the ownership of the Product NDA, including maintaining and updating of the Product NDA, the reporting of any Adverse Drug Experiences to the FDA and the filing of Promotional Materials with the FDA.

Section 6.3    Advertising and Promotion Compliance

In performing its duties hereunder, each party shall, and shall cause the Santarus Sales Force or Depomed Sales Force, as applicable, and its employees and agents to, comply with all Legal Requirements, including the FDA’s regulations and guidelines concerning the advertising of prescription drug products, DDMAC’s promotional guidelines, the PhRMA Code on Interactions with Healthcare Providers, the Prescription Drug Marketing Act of 1987, as amended, and the rules and regulations promulgated thereunder, equal employment, non-discrimination and federal and state anti-kickback Legal Requirements, and Legal Requirements with respect to submission of false claims to governmental or private health care payors, which may be applicable to the activities (including the warehousing, handling and distribution of Samples) to be performed by such party hereunder. None of Santarus, Depomed, the Santarus Sales Force, the Depomed Sales Force and either party’s employees and agents shall offer, pay, solicit or receive any remuneration to or from Professionals in order to induce referrals of or

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purchase of the Products in violation of applicable Legal Requirements, including without limitation federal or state anti-kickback Legal Requirements. The Santarus Sales Force and the Depomed Sales Force shall have been trained in compliance with applicable Legal Requirements prior to engaging in Promotion of the Products.

Section 6.4    Communications with Governmental Authorities

(a) All communications with Governmental Authorities concerning the Products and arising from Depomed’s ownership of the Product NDA prior to the NDA Transfer Date shall be the responsibility of Depomed. Depomed may, in its discretion, consult with Santarus regarding any such communication. Depomed shall within [***] upon receipt of any communication from the FDA or from any other Regulatory Authority relating to the Products, forward a copy of the same to Santarus and reasonably respond to all inquiries by Santarus relating thereto. All communications with Regulatory Authorities concerning the Products and arising from Santarus’ ownership of the Product NDA from and after the NDA Transfer Date shall be the responsibility of Santarus.

(b) From and after the NDA Transfer Date, Depomed shall not, without the consent of Santarus or unless so required by Legal Requirements, correspond or communicate with the FDA or with any other Regulatory Authority in the Territory concerning the Products, or otherwise take any action concerning any Regulatory Approval under which the Products are sold in the Territory or any application for Regulatory Approval of the Products in the Territory; provided that (i) Depomed shall have the right to communicate with the FDA or any other Regulatory Authority in the Territory regarding the Products if such communication is necessary to comply with the terms of this Agreement or any Legal Requirement or is related to Manufacturing or Commercialization activities undertaken by Depomed or the Depomed Sales Force, and (ii) BLS has the right to communicate with the FDA or any other Regulatory Authority in the Territory concerning the CMC portion of the Product NDA to the extent required under the BLS Supply Agreement. Each party shall within [***] after receipt of any communication from the FDA or from any other Regulatory Authority in the Territory relating to the Products, forward a copy of the same to the other party and reasonably respond to all inquiries by the other party relating thereto. If a party is required by law to communicate with the FDA or with any other Regulatory Authority in the Territory relating to the Products, then such party shall so advise the other party within [***] and provide the other party in advance with a copy of any proposed written communication with the FDA or any other Regulatory Authority in the Territory as soon as reasonably practicable after preparation. Each party shall, to the extent practicable in light of applicable Legal Requirements, have a period of at least [***] (or such shorter period as is practicable under the circumstances) to provide comments to the other party on such communications, which comments the other party shall use commercially reasonable efforts to incorporate into its final communications to the extent such comments are reasonable and consistent with applicable Legal Requirements. Santarus acknowledges that, to the extent required by the Janssen Agreement and the BI Agreement, Depomed may provide a copy of any such proposed written communication by Santarus to Janssen or BI, as applicable, for review and comment, provided that Santarus shall have no obligation to communicate directly with Janssen or BI, and any communications to Janssen or BI required under the Janssen Agreement or BI Agreement shall be the sole responsibility of Depomed.

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Section 6.5    Product Complaints

From and after the NDA Transfer Date, Depomed shall refer any oral or written Product Complaints which it receives concerning the Products to Santarus within [***] of its receipt thereof; provided that all complaints concerning suspected or actual Product tampering, contamination or mix-up shall be delivered within [***] of its receipt thereof. Depomed shall not take any other action in respect of any such complaint without the consent of Santarus unless otherwise required by Legal Requirements. If requested by Santarus, Depomed will collaborate with Santarus to resolve any Product Complaints. All Product Complaints shall be directed to the attention of Santarus’ customer service provider. Santarus shall provide Depomed with: (a) copies of all written Product Complaints which Santarus receives that relate to Products bearing Depomed’s NDC Number; and (b) a summary of all oral Product Complaints that Santarus receives that relate to Products bearing Depomed’s NDC Number; in each case within [***] of its receipt thereof; provided that all complaints concerning suspected or actual Product tampering, contamination or mix-up that relate to Products bearing Depomed’s NDC Number shall be delivered within [***] of its receipt thereof.

Section 6.6    Adverse Drug Experience Reports

(a) Each party shall notify the other: (i) of all Serious Adverse Drug Experience Reports within [***] of the time such Serious Adverse Drug Experience Report becomes known to such party (including its employees); and (ii) of all Adverse Drug Experience Reports within [***] of the time such Adverse Drug Experience Report becomes known to such party (including its employees).

(b) Until the NDA Transfer Date, responsibility for maintaining the Adverse Drug Experience Report database shall be retained by Depomed at its sole expense. Depomed shall maintain the Adverse Drug Experience Report database in accordance with all applicable Legal Requirements. Until the NDA Transfer Date, Depomed shall report Adverse Drug Experience Reports, Periodic Adverse Drug Experience Reports (PADER) and Periodic Safety Update Reports (PSUR) in accordance with International Conference on Harmonization Clinical Safety Data Management: Periodic Safety Update Reports for Marketed Drugs (ICH E2C) and 21 C.F.R. § 314.80.

(c) From and after the NDA Transfer Date, Santarus shall be responsible for maintaining the Adverse Experience Report database at its sole expense; provided, however, that Depomed shall be required to reimburse Santarus for the reasonable, incremental, out-of-pocket and FTE costs incurred by Santarus directly relating to data, information, systems, communications or other interactions from or with other partners of Depomed in connection with the maintenance of such Adverse Experience Report database, to the extent such costs would not have been otherwise incurred by Santarus but for such partners. Such reimbursement by Depomed shall be made within [***] after receipt of invoice from Santarus with supporting documentation in reasonable detail for invoiced amounts.

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(d) From and after the NDA Transfer Date, Santarus shall report Adverse Drug Experience Reports, Periodic Adverse Drug Experience Reports (PADER) and Periodic Safety Update Reports (PSUR) in accordance with International Conference on Harmonization Clinical Safety Data Management: Periodic Safety Update Reports for Marketed Drugs (ICH E2C) and 21 C.F.R. § 314.80.

(e) From and after the NDA Transfer Date, all follow-up investigations concerning Adverse Drug Experience Reports and Serious Adverse Drug Experience Reports shall be conducted by Santarus; provided that Depomed shall have the right to participate in any such investigations relating to Products sold under Depomed’s NDC Number upon its request. Depomed shall provide all reasonable cooperation with any such follow-up investigation as may be requested by Santarus from time to time.

(f) In the event that Depomed provides notice of its election to have the Depomed Sales Force Detail the Products pursuant to Section 5.9, then prior to the initiation of any Detailing of Products by Depomed pursuant to Section 5.9, the parties shall enter into a pharmacovigilance agreement that reflects the transfer and assumption described in Section 6.6(c) and is otherwise substantially in the form of the pharmacovigilance agreement executed pursuant to the Promotion Agreement.

Section 6.7    Recalls or Other Corrective Action

(a) Prior to the NDA Transfer Date, Depomed shall have final decision-making authority with respect to any recall (including recall of packaging and promotion materials), market withdrawals or any other corrective action related to the Products. Depomed shall promptly consult with Santarus with respect to any such actions proposed to be taken by Depomed (and in all events prior to the taking of such actions), including all actions that are reasonably likely to result in a material adverse effect on the marketability of the Products in the Territory. At Depomed’s request, Santarus shall provide assistance to Depomed in conducting such recall, market withdrawal or other corrective action (including retrieving Samples distributed by the Santarus Sales Force to Professionals). As the NDA holder, Depomed shall be responsible for all communications with the FDA with respect to any Product recall, market withdrawal or other corrective action; provided that (i) Depomed shall consult with Santarus prior to submitting any related documentation to the FDA, (ii) Depomed shall provide Santarus with copies of all communications received from or submitted to the FDA with respect to any such recall, market withdrawal or other corrective action within [***] after receipt or submission thereof and (iii) Santarus shall be permitted to accompany Depomed and take part in any meetings or discussions with FDA with respect to any such recall, market withdrawal or other corrective action.

(b) From and after the NDA Transfer Date, Santarus shall have final decision-making authority with respect to any recall (including recall of packaging and promotion materials), market withdrawals or any other corrective action related to the Products. At Santarus’ request, Depomed shall provide assistance to Santarus in conducting such recall, market withdrawal or other corrective action as it relates to Products distributed by Depomed (including retrieving Samples distributed by the Depomed Sales Force to Professionals) or Manufactured by or on behalf of Depomed. As the NDA holder, Santarus shall be responsible for all communications with the FDA with respect to any Product recall, market withdrawal or

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other corrective action; provided that Santarus shall provide Depomed with copies of all communications received from or submitted to the FDA with respect to any such recall, market withdrawal or other corrective action within [***] after receipt or submission thereof.

(c) With respect to any recall, market withdrawal or corrective action with respect to Product, (i) Depomed shall be responsible for the out-of-pocket costs associated with such recall, market withdrawal or corrective action to the extent relating to Product Manufactured prior to the Effective Date, and (ii) Santarus shall be responsible for the out-of-pocket costs associated with such recall, market withdrawal or corrective action to the extent relating to Product Manufactured on or after the Effective Date. To the extent the recall, market withdrawal or corrective action relates to Product Manufactured before and after the Effective Date, the responsibility for out-of-pocket costs associated therewith shall be equitably apportioned between the parties based on the relative amount of Product affected that was Manufactured before the Effective Date and the relative amount of Product affected that was Manufactured on or after the Effective Date.

(d) Notwithstanding Section 6.7(c) above, in the event of a recall, market withdrawal or other corrective action with respect to Product manufactured at Patheon’s Caguas or Manati facilities in Puerto Rico that results from the presence of 2,4,6-tribromoanisole, or TBA, Santarus and Depomed shall share equally all out-of-pocket costs (other than Product returns) associated with such recall, market withdrawal or other corrective action that are incurred by either party, including inventory write-offs and costs and expenses associated with product liability, as adjusted for any amounts or other consideration recovered from Third Party manufacturers or other Third Parties or insurance proceeds received. With respect to Product returns arising from any recall, market withdrawal or other corrective action covered by this Section 6.7(d), the parties will work in good faith to ensure that (i) the parties share equally manufacturing costs of Product that replaces returned Product and (ii) royalties on Product distributed to replace returned Product are payable at the same rate in effect when such Product is returned.

Section 6.8    Assistance

Each party agrees to provide to the other all reasonable assistance and take all actions reasonably requested by the other party that are necessary to enable the other party to comply with any Legal Requirement applicable to the Products in the Territory.

ARTICLE 7

MANUFACTURING AND SUPPLY; SALES; PRICING

Section 7.1    Supply of Product Prior to the Manufacture Transfer Date

(a) Santarus shall provide to Depomed [***] forecasts for its purchase of Products and Samples consistent with Depomed’s obligations under the BLS Supply Agreement and the Patheon Agreement, as applicable. Depomed shall promptly submit Santarus’ forecasts to BLS and Patheon without any substantive change. Santarus’ forecasts shall be binding to the same extent as Depomed’s forecasts to BLS or Patheon are required to be binding under the BLS Supply Agreement or Patheon Agreement, respectively, such that Santarus shall place purchase

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orders to Depomed for the Products and Samples during such period as set forth in such forecast, and the remainder shall be a good faith estimate of the anticipated volumes of Product and Samples to be ordered by Santarus during such period. Depomed shall not be obligated to accept purchase orders for supply of Product or Samples in excess of the amount accepted by BLS or Patheon, as applicable. Depomed will use commercially reasonable efforts to have BLS and Patheon, as applicable, accept all purchase orders for Products and Samples submitted by Santarus.

(b) Santarus shall coordinate its purchase orders for BLS-Manufactured Product so as to transition to Santarus’ NDC Numbers as soon as practicable after FDA’s approval of 1000mg Product labels with Santarus’ NDC Numbers, with the goal for such transition being for BLS-Manufactured Product shipped on or before [***]. The parties will cooperate to submit such Product labels to the FDA as soon as practicable after the Effective Date, as contemplated by the Transition Plan.

(c) Depomed shall invoice Santarus for Product and Samples ordered and shipped after the Effective Date, at the price charged therefor by BLS pursuant to the BLS Supply Agreement or by Patheon pursuant to the Patheon Agreement, as applicable (including shipping and handling costs charged by BLS or Patheon), and Santarus shall pay each such invoice within [***] of the receipt of invoice.

(d) Depomed shall promptly inform Santarus in the event that, prior to the applicable Manufacture Transfer Date, Depomed becomes aware of any matters under any Assigned Manufacturing Agreement or the BLS Agreements which would reasonably be expected to have an adverse impact on the ability of the Third Party manufacturer to supply Products or Samples in a timely manner. In each such event, and until the applicable Manufacture Transfer Date, Depomed shall provide Santarus with a reasonable opportunity to participate directly in discussions with Depomed’s Third Party manufacturers of Products under the Assigned Manufacturing Agreements or with BLS, as applicable, concerning the investigation and resolution of such matters. Notwithstanding the generality of the foregoing, Depomed agrees to notify Santarus within [***] after Depomed has become aware of any event or circumstance related to the Manufacture of the Product or Samples by any such Third Party manufacturer or by BLS that would reasonably be expected to impact the safety or efficacy of the Product or Samples or that would reasonably be expected to cause Product or Samples to be adulterated or misbranded within the meaning of the Act. Prior to the Manufacture Transfer Date, if ever, for the 1000mg Product, Depomed shall provide Santarus with a reasonable opportunity to participate directly in quality audits of BLS under the BLS Supply Agreement and shall conduct such audits as reasonably requested by Santarus consistent with the terms of the BLS Supply Agreement.

(e) Santarus acknowledges and agrees that Product and Samples ordered by Santarus prior to the applicable Manufacture Transfer Date will be delivered from the BLS or Patheon site, as applicable, and will be shipped according to the terms for delivery in the BLS Supply Agreement or Patheon Agreement, as applicable, and that title to and risk of loss with respect to Product and Samples will pass to Santarus as set forth in the BLS Supply Agreement or Patheon Agreement, as applicable. Santarus will be responsible for procuring insurance for the transport of Product and Samples from the facilities of BLS and Patheon to the shipping address designated by Santarus in its purchase order.

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(f) Santarus or its designee may inspect all shipments of Products and Samples and accept or reject Product or Samples to the extent set forth in the applicable Third Party Manufacturing Agreement.

(g) Santarus shall be responsible for securing the return and appropriate disposal of and reconciling existing Sample inventories from discontinued Santarus Sales Representatives. Upon its receipt of Samples, Santarus shall be solely responsible for accountability and compliance with the PDMA for the Santarus Sales Force, and other applicable Legal Requirements relating to such Samples or the distribution of same by the Santarus Sales Force, and shall be responsible for adherence by its Sales Representatives to such Legal Requirements.

Section 7.2    Sales; Pricing

(a) As of the First Sales Booking Date, Santarus or its Affiliates shall book all sales of the Products in the Territory and shall be responsible for entering into any contracts and other arrangements with any Person regarding the sale of the Products, and for establishing and approving the form, content and terms and conditions thereof, including any discount, allowance, rebate, chargeback or other term granted therein; provided, however, that: Santarus may not sell Products as part of a bundled product without the prior written consent of Depomed. For purposes of this Section 7.2(a), a “bundled product” means Product that is sold together with at least one other pharmaceutical product for a single price or discounted price, whether sold together in the same package or merely price bundled.

(b) Commencing on the Effective Date and during the Term, except as expressly set forth in Section 7.2(a) and Section 9.2, Santarus will have the sole authority to determine the prices of the Products sold by it and to establish its own terms and conditions of sale and pricing policies for the Products in the Territory, including price increases or decreases and the timing thereof, subject to complying as of the First Sales Booking Date and thereafter (subject to further amendment or termination by Santarus at its sole discretion) with the terms and conditions of the Assigned Agreements with group purchasing organizations, managed health care organizations or similar entities.

(c) The parties agree that, on the Effective Date (or, if this Agreement becomes effective after 1:00 p.m., Pacific time, on the next business day), Depomed shall notify its wholesale customers of a wholesale acquisition price increase for Products, effective immediately, provided that Depomed shall be obligated to provide such notification (in the forms attached hereto as Schedule 7.2) before the issuance of the press release announcing the execution of this Agreement. [***].

Section 7.3    Purchase and Sale of Inventory

(a) As of the First Sales Booking Date, Depomed shall sell, convey and assign to Santarus, and Santarus shall purchase and acquire from Depomed, all of Depomed’s right, title

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and interest in and to the Inventory, free and clear of all Encumbrances; provided, however, that, notwithstanding Santarus’ payment for the API included in the Inventory that is held at Patheon as of the First Sales Booking Date (“Existing API”), Depomed shall have the right to use the Existing API solely for the purpose of having Manufactured any additional quantities of 500mg Product ordered by Santarus prior to the Manufacture Transfer Date for the 500mg Product pursuant to Section 7.1 or covered by Open Product Orders for the 500mg Product.

(b) As consideration for the Inventory described in Section 7.3(a), Santarus shall pay to Depomed a purchase price equal to Depomed’s out-of-pocket costs of such Inventory, as reasonably documented by Depomed and as set forth per bottle of finished Product and per kilogram of API on Schedule 7.3(b), net of reserves with respect to the Inventory as of the First Sales Booking Date, if any. The purchase price for the Inventory shall be paid in three equal installments, the first of which shall be received by Depomed not later than [***], the second of which shall be received by Depomed not later than [***] and the third of which shall be received by Depomed not later than [***].

(c) In order to ensure that Santarus has sufficient supply of API for orders for the 500mg Product by Santarus pursuant to Section 7.1, with Santarus’ prior written approval, Depomed shall, sufficiently in advance of the Manufacture Transfer Date for the 500mg Product, order, purchase, and hold at Patheon, such additional quantity of API as is reasonably necessary for such manufacturing run(s) (“Additional API”). Depomed shall invoice Santarus for Additional API shipped, at the price charged therefor by Farmhispania, S.A. pursuant to that certain Supply Agreement between Farmhispania, S.A. and Depomed dated as of September 15, 2010 (including shipping and handling costs charged by Farmhispania, S.A.), as reasonably documented by Depomed. Santarus shall pay such invoice within [***] of receipt of invoice. Depomed shall have the right to use the Additional API solely for the purpose of having Manufactured 500mg Product for Santarus. Effective as of the Manufacture Transfer Date for the 500mg Product, Santarus shall be responsible for having Manufactured 500 mg Product using the Additional API.

(d) Santarus shall have BLS label and package any bulk (work-in-process) 1000mg Product held by BLS under Santarus’ NDC Numbers as soon as practicable after FDA’s approval of 1000mg Product labels with Santarus’ NDC Numbers, with the goal for such transition being on or before January 1, 2012.

Section 7.4    Purchase of Samples by Depomed

(a) This Section 7.4 shall apply only after the Manufacture Transfer Date for a particular Santarus-Manufactured Product and only in the event that Depomed elects to Detail Products in the Territory in accordance with Section 5.9.

(b) Santarus shall provide or cause to be provided to Depomed, as ordered by Depomed hereunder, Santarus-Manufactured Samples to be distributed by Depomed solely in connection with the performance of Details or as otherwise required by the rules, guidelines and policies applicable to any Professional.

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(c) At least [***] prior to the beginning of each Agreement Quarter ending after Depomed’s election to Detail Products in the Territory, Depomed shall submit to Santarus a written non-binding forecast by month of the number of units of Santarus-Manufactured Samples, on a Santarus-Manufactured Product-by-Santarus-Manufactured Product basis, for the [***] period beginning with such Agreement Quarter. Such Santarus-Manufactured Sample forecast provided by Depomed shall be consistent with Santarus’ Third Party Product supply agreements then in effect (the relevant provisions of which shall be provided to Depomed upon Depomed’s request). Depomed shall place binding orders with Santarus for Santarus-Manufactured Samples, in a mutually agreeable format, to the same extent as Santarus is required to place binding orders for Santarus-Manufactured Samples with its Third Party suppliers.

(d) Depomed acknowledges and agrees that Santarus-Manufactured Samples will be delivered from the Third Party supplier site, and will be shipped according to the terms for delivery in the Assigned Manufacturing Agreement or successor agreement, and that title to and risk of loss with respect to Santarus-Manufactured Samples will pass to Depomed as set forth in the Assigned Manufacturing Agreement or successor agreement. Depomed will be responsible for procuring insurance for the transport of Santarus-Manufactured Samples from the facilities of the Third Party supplier to the shipping address designated by Depomed in its purchase order. Depomed shall be responsible for distributing the Santarus-Manufactured Samples to its Sales Representatives in a timely manner. Santarus shall invoice Depomed for each shipment of Santarus-Manufactured Samples, at Santarus’ out-of-pocket cost, payable within [***] of the invoice date. Depomed shall be responsible for securing the return and appropriate disposal of and reconciling existing Sample inventories from discontinued Depomed Sales Representatives.

(e) Santarus-Manufactured Samples supplied by Santarus to Depomed shall be used by Depomed solely in performing Details to Professionals in accordance with this Agreement. Upon its receipt of any Samples, Depomed shall be solely responsible for accountability and compliance with the PDMA for the Depomed Sales Force, and other applicable Legal Requirements relating to Samples or the distribution of same by the Depomed Sales Force, and shall be responsible for adherence by its Sales Representatives to such Legal Requirements.

(f) All Santarus-Manufactured Samples supplied to Depomed under this Agreement with approved expiry dating of [***] or greater will have a minimum shelf life of [***] at time of shipment to Depomed, and all Santarus-Manufactured Samples supplied to Depomed under this Agreement with approved expiry dating of less than [***] will be shipped to Depomed either within [***] of the start of manufacture or with a minimum shelf life of [***] at time of shipment to Depomed.

(g) Depomed or its designee may inspect all shipments of Santarus-Manufactured Samples and accept or reject such Samples to the extent set forth in the applicable Assigned Manufacturing Agreement or successor agreement.

41	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 7.5    Third Party Agreements

The parties acknowledge that Depomed has certain rights and is subject to certain obligations under the BLS Agreements, the Chargeback Agreements, the Government Rebate Agreements and, prior to assignment as provided in this Agreement, the Assigned Agreements, concerning rights to, or the Manufacture or Commercialization of, Products in the Territory (the “Third Party Agreements”). Depomed shall not amend, terminate or cause to be terminated any of the Third Party Agreements without the prior written consent of Santarus. Depomed shall not assign any of the Third Party Agreements in whole or in part, except in conjunction with a permitted assignment of this Agreement pursuant to Section 18.9, and shall not delegate any of its obligations under any of the Third Party Agreements without the prior written consent of Santarus. Depomed shall not take any action, or intentionally omit to take any action, which action or omission would constitute a material breach or with or without the passage of time would enable termination by a Third Party or a material reduction or other material limitation in the rights granted by Depomed to Santarus. Depomed shall not voluntarily terminate any of the Third Party Agreements. Depomed shall not waive or otherwise excuse the performance or nonperformance of any obligations by a Third Party under the Third Party Agreements that would result in a material reduction or other material limitation in the rights granted by Depomed to Santarus, without Santarus’ prior written consent. Depomed shall promptly notify Santarus upon receipt by Depomed of any notice or other correspondence from a Third Party of any actual or alleged breach under any Third Party Agreement. Santarus shall be permitted to take part in any communications with the applicable Third Party regarding any actual or alleged breach under a Third Party Agreement or other matter that could result in the termination of such agreement or any material reduction or other material limitation in Depomed’s rights thereunder to the extent such termination, reduction or limitation would be reasonably expected to adversely affect Santarus’ rights under this Agreement. At Santarus’ reasonable request, Depomed shall promptly exercise any rights or pursue any recourse it may have under the Third Party Agreements. In the event of any failure by a Third Party supplier to timely deliver and supply Product in accordance with the terms of the applicable supply agreement, assuming each party’s compliance with its obligations under this Agreement, each party’s liability to the other for such failure shall be limited to the recourse that such party receives, if any, from the Third Party supplier, and any such failure on the part of the Third Party supplier shall not be a breach or default of this Agreement by such party (except to the extent that any such failure by the Third Party supplier arises directly from such party’s failure to comply with its obligations, including paying amounts due, under the applicable Third Party supply agreement).

ARTICLE 8

COMPENSATION

Section 8.1    Santarus Payments Prior to Generic Entry

(a) During the Term, Santarus shall pay to Depomed royalties on Promotion Net Sales according to the schedule set forth below, until Generic Entry of any Product (subject to Section 8.3(b)):

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YEAR	ROYALTY %
2011	26.5%
2012	29.5%
2013 and 2014	32.0%
2015 and beyond	34.5%

(b) For so long as Santarus is required to pay royalties to Depomed pursuant to Section 8.1(a), in the event Depomed elects to Detail Products in the Territory pursuant to Section 5.9, Santarus shall pay to Depomed during the Term a royalty equal to 70% of Co-Promotion Net Sales.

(c) Within [***] following the end of each Agreement Month during which Santarus is required to pay royalties to Depomed pursuant to this Section 8.1, Santarus shall provide Depomed with a statement in a mutually agreeable format setting forth:

(i) the aggregate number of units of Product (on a Product-by-Product basis) sold to customers in the Territory during such Agreement Month;

(ii) Net Sales during such Agreement Month;

(iii) Promotion Net Sales during such Agreement Month; and

(iv) if applicable, Co-Promotion Net Sales during the most recent Agreement Month for which Co-Promotion Net Sales can be calculated given the lead-time required for availability of the Prescriber Data required to calculate Co-Promotion Net Sales for a given Agreement Month.

(d) Within [***] following the end of each Agreement Month during which Santarus is required to pay royalties to Depomed pursuant to this Section 8.1 (or, if later, within [***] after such information becomes available to Santarus), Santarus shall provide Depomed with a statement setting forth the aggregate number of units of Product sold by Santarus, its Affiliates, Subcontractors and assigns in the Territory during such Agreement Month.

(e) Payments required to be made by Santarus under this Section 8.1 shall be paid within [***] after the end of the applicable Agreement Month. Statements required to be provided to Depomed under this Section 8.1 shall be emailed to such Depomed email addresses as Depomed may from time to time reasonably designate in writing.

Section 8.2    Sales by Depomed Prior to the First Sales Booking Date.

(a) With respect to sales of Product by Depomed shipped on or after the Effective Date, Depomed shall pay to Santarus the amount determined by multiplying (x) one minus the applicable royalty percentage set forth in Section 8.1(a), by (y) Depomed’s Net Sales for the applicable Agreement Month, and then deducting its COGS for such sales.

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(b) Within [***] following the end of each Agreement Month during which Depomed sells Product, Depomed shall provide Santarus with a statement in a mutually agreeable format setting forth:

(i) the aggregate number of units of Product (on a Product-by-Product basis) sold to customers in the Territory during such Agreement Month;

(ii) Net Sales during such Agreement Month; and

(iii) COGS during such Agreement Month.

(c) Depomed shall pay the applicable amounts under this Section 8.2 within [***] after the applicable Agreement Month. Statements required to be provided by Depomed under this Section 8.2 shall be emailed to such Santarus email addresses as Santarus may from time to time reasonably designate in writing

Section 8.3    Santarus Payments After Generic Entry

(a) From and after Generic Entry of any Product (subject to Section 8.3(b)), Santarus shall pay to Depomed during the Term fifty percent (50%) of the Gross Margin.

(b) On or prior to Generic Entry of the first Product, Santarus may elect by written notice to Depomed to continue to Promote one or more Products, despite Generic Entry, in accordance with the obligations under Section 5.1. In the event Santarus timely makes such election, its royalty obligations under Section 8.1(a) shall continue with respect to the Product for which Generic Entry has not occurred, and the payments under Section 8.3(a) shall not apply with respect to such Product, unless and until Santarus elects by written notice to cease Promoting Products in accordance with the obligations under Section 5.1.

(c) Within [***] following the end of each Agreement Month during which Santarus is required to pay Depomed pursuant to Section 8.3(a), Santarus shall provide Depomed with a statement in a mutually agreeable format setting forth:

(i) the aggregate number of units of Product (on a Product-by-Product basis) sold to customers in the Territory during such Agreement Month;

(ii) Net Sales during such Agreement Month;

(iii) COGS during such Agreement Month;

(iv) Amounts received from Authorized Generic Distributors with respect to an Authorized Generic of such Product during such Agreement Month; and

(v) Gross Margin for such Agreement Month.

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(d) Within [***] following the end of each Agreement Month during which Santarus is required to make payments to Depomed pursuant to Section 8.3(a) (or, if later, within [***] after such information becomes available to Santarus), Santarus shall provide Depomed with a statement setting forth the aggregate number of units of Product sold by Santarus, its Affiliates, Subcontractors and assigns in the Territory during such Agreement Month.

(e) Payments required to be made by Santarus under this Section 8.3 shall be paid within [***] after the end of the applicable Agreement Month. Statements required to be provided to Depomed under this Section 8.3 shall be emailed to such Depomed email addresses as Depomed may from time to time reasonably designate in writing.

Section 8.4    Maintenance of Records

(a) Each party agrees to keep, for a period of at least three years after the date of entry (or such longer period as may be required by Legal Requirements) full and accurate records maintained in accordance with such party’s accounting practices in sufficient detail to enable a Third Party to accurately calculate all payments, reports and similar obligations of a party under this Agreement. Upon thirty (30) days prior written notice, such records shall be made available by the audited party for audit by an independent certified public accounting firm designated by the other party and reasonably acceptable to the party whose records are to be examined. The auditor will only examine such books and records during business hours but not more than once each fiscal year while this Agreement remains in effect and for three years thereafter. The fees and expenses of the auditor performing such verification examination shall be borne by the party conducting the verification; provided, however, that if any verification reveals that the audited party has reported incorrectly, and the amount of such discrepancy is at least five percent (5%) of the aggregate amount that should have been reported for the period examined, then the audited party shall pay the entire amount of the fees and expenses for such verification.

(b) Each party shall have the right, upon [***] prior written notice, to audit all applicable records of the other party (other than records described in Section 8.3(a)) for the purpose of determining the audited party’s compliance with the obligations set forth in this Agreement. The audit will be conducted during normal business hours, at convenient times. Any such audit may be conducted no more than [***] each fiscal year. The fees and expenses of the auditing party shall be borne by such party. This right to audit shall extend throughout the term of this Agreement and for one year after expiration or termination of this Agreement.

(c) Whenever in this Agreement a party is required to report its costs, or is entitled to receive or obligated to make a payment based on its costs, such costs (including COGS and Advertising/Marketing/Educational Expenses) shall be determined in accordance with generally accepted accounting principles as applied in the United States (“GAAP”), consistent with the terms of this Agreement. The term “out-of-pocket” costs or expenses means cost or expenses paid to Third Parties and shall not include any fixed costs or expenses, personnel costs or expenses, overhead costs or expenses, or other costs or expenses of a similar nature.

45	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 8.5    Payments

Any payments required to be made by either party under this Agreement shall be made in United States dollars via wire transfer of immediately available funds to such bank account as the other party shall designate in writing prior to the date of such payment. All payments shall bear interest from the date due until paid at a rate equal to the prime rate effective for the date that payment was due plus eight percent (8%), as quoted by the Wall Street Journal, New York Edition, on the date such payment was due, or, if less, the maximum rate permitted by applicable law.

Section 8.6    Depomed Percentage

If, prior to or following the commencement of Product Promotion by the Depomed Sales Force, either party reasonably determines that the Prescriber Data fails to, or is likely to fail to, reasonably accurately reflect the portion of Net Sales attributable to prescriptions written by Professionals on the Depomed Physician List (whether as a result of Professionals opting out of the American Medical Association’s Physician Masterfile database or otherwise), the parties shall negotiate in good faith with respect to implementing a revised manner of measuring the portion of Net Sales attributable to prescriptions written by Professionals on the Depomed Physician List, and reflect any such modification in the definition of “Depomed Percentage” and the “Baseline Percentage.” The parties shall consider in their discussions any other customary manner of determining similar information as may arise in light of Professionals opting out of the American Medical Association’s Physician Masterfile database or otherwise.

Section 8.7    BLS Royalty

With respect to sales of 500mg Product made in the Territory prior to the Manufacture Transfer Date for the 500mg Product, the royalty payable by Depomed to BLS pursuant to Section 4.6 of the BLS Manufacturing Transfer Agreement shall be allocated between the parties according to the royalty percentage set forth in Section 8.1(a). With respect to sales of 500mg Product made in the Territory on or after the Manufacture Transfer Date for the 500mg Product, the royalty payable by Depomed to BLS pursuant to Section 4.6 of the BLS Manufacturing Transfer Agreement shall be the sole responsibility of Depomed. In the event that as a result of this Agreement, any amounts are required to be paid by Depomed to BLS pursuant to Section 8.3 of the BLS Supply Agreement, the parties shall discuss in good faith an equitable allocation of such amounts.

ARTICLE 9

TRANSITION MATTERS

Section 9.1    Customer Contracts and Notifications

Within ten (10) days after the Effective Date, Depomed shall: (a) take all actions necessary to remove Products from its contracts with Customers and shall use commercially reasonable efforts to do so in the shortest period of time permitted thereunder, or, only to the extent mutually agreed by the parties in writing, shall terminate such contracts and relationships to the extent they pertain to Products; provided that such Product removal shall not be effective

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prior to the First Sales Booking Date; and (b) notify all of its Customers in the Territory that future orders for the Products in the Territory on or after the First Sales Booking Date shall be placed with Santarus. Any orders held by Depomed for the purchase of Products in the Territory by Customers on the Effective Date which require shipment after the First Sales Booking Date shall be passed to Santarus by Depomed. Depomed shall refer to Santarus any orders for Products that it receives in the Territory which provide for delivery after the First Sales Booking Date. From and after the First Sales Booking Date, Santarus shall be responsible for supplying Products in fulfillment of such orders.

Section 9.2    NDC and Labeling Transition.

Santarus shall have the right to sell and distribute Products bearing Depomed’s NDC Number and to increase the invoice price of such Products, provided that (i) [***] (ii) Santarus shall begin selling and distributing Product with Santarus’ NDC Number as soon as practicable and commercially reasonable after selling the Inventory and Product covered by Open Product Orders, on a Product-by-Product basis.

Section 9.3    Rebates, Chargebacks, Discount Redemptions and Returns

(a) Depomed Reserve Documentation. Within ten (10) days after the Effective Date, Depomed shall provide to Santarus Depomed’s estimate of the Depomed Commercial Rebates Reserve, Depomed Government Rebates Reserve, Depomed Chargebacks Reserve, Depomed Patient Discount Reserve and the Depomed Returns Reserve, and, assuming the Effective Date were the business day immediately preceding the First Sales Booking Date, Depomed’s analyses in support of each of those items. Within ten (10) days after the First Sales Booking Date, Depomed shall provide to Santarus Depomed’s estimate of the Depomed Commercial Rebates Reserve, Depomed Government Rebates Reserve, Depomed Chargebacks Reserve, Depomed Patient Discount Reserve and the Depomed Returns Reserve and Depomed’s analyses in support of each of those items. Within seventeen (17) days after the First Sales Booking Date, Depomed shall provide to Santarus Depomed’s analyses in support of Depomed’s final determination of the Depomed Commercial Rebates Reserve, Depomed Government Rebates Reserve, Depomed Chargebacks Reserve, Depomed Patient Discount Reserve and the Depomed Returns Reserve.

(b) General. The parties agree that: (i) Depomed will continue to process and be financially responsible for all rebates, chargebacks, patient discounts and returns prior to the First Sales Booking Date in accordance with this Agreement; (ii) on and after the First Sales Booking Date, Depomed will be financially responsible for Product rebates and chargebacks, but only up to the amount of Depomed’s applicable reserve accounts for those items as of the business day immediately preceding the First Sales Booking Date (i.e., up to the amount of each of the Depomed Commercial Rebates Reserve, the Depomed Government Rebates Reserve and the Depomed Chargebacks Reserve) on a first-in-first-out basis; (iii) on and after the First Sales Booking Date, Depomed will be financially responsible for Product returns attributable to Product distributed by Depomed, but, subject to Section 6.7(d), only up to the amount of the Depomed Returns Reserve; (iv) on and after the First Sales Booking Date, Santarus will be financially responsible for all Product rebates and chargebacks in excess of the amount of

47	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Depomed’s applicable reserve accounts for those items as of the business day immediately preceding the First Sales Booking Date (i.e., in excess of the amount of each of the Depomed Commercial Rebates Reserve, the Depomed Government Rebates Reserve and the Depomed Chargebacks Reserve) on a first-in-first out basis; (v) on and after the First Sales Booking Date, Santarus will be financially responsible for Product returns attributable to Product distributed by Santarus, subject to Section 6.7(d); (vi) subject to Section 6.7(d), on and after the First Sales Booking Date, Santarus will be financially responsible for Product returns attributable to Product distributed by Depomed in excess of the Depomed Returns Reserve; (vii) the parties will coordinate with the applicable vendor(s) to ensure that all redemptions under the Product Discount Card Programs are the financial responsibility of Santarus on and after the First Sales Booking Date; and (viii) the mechanics for processing of, and payments with respect to, Product rebates, chargebacks, discount card redemptions and returns will be as set forth in the remainder of this Section 9.3. For clarity, Santarus shall not deduct from Net Sales any amounts for which Depomed bears financial responsibility under this Section 9.3.

(c) Assignment of Commercial Rebate Agreements and Discount Card Programs. Effective as of the Processing Transfer Date, all Commercial Rebate Agreements shall be assigned by Depomed to Santarus, and shall be assumed by Santarus, pursuant to an Assignment and Assumption Agreement to be negotiated in good faith by the parties. Effective as of the First Sales Booking Date, (i) the New York Discount Card Program shall be assigned by Depomed to Santarus, and shall be assumed by Santarus, pursuant to an Assignment and Assumption Agreement to be negotiated in good faith by the parties and (ii) the Ex-New York Discount Card Program shall be terminated by Depomed, and Santarus shall amend its existing agreement with MediMedia, LLC to assume responsibility for redemptions made on and after the First Sales Booking Date. In connection with the foregoing: (A) any amounts held by the applicable vendor(s) on behalf of Depomed for redemption pursuant to the Discount Card Programs will be returned to Depomed; and (B) Depomed will transfer to Santarus an amount equal to the Depomed Patient Discount Reserve.

(d) Commercial Rebates. Prior to the Processing Transfer Date, Depomed shall process all rebates under the Commercial Rebate Agreements. From and after the Processing Transfer Date, Santarus shall process all rebates under the Commercial Rebate Agreements for Products dispensed from and after October 1, 2011, and Depomed shall continue to process all rebates under the Commercial Rebate Agreements for Products dispensed prior to October 1, 2011. On a monthly basis, each party shall report to the other in writing any Product rebates processed and paid by it for which Depomed is financially responsible pursuant to Section 9.3(b). Any Product rebates for which Depomed is financially responsible under Section 9.3(b) processed and paid by Santarus under the Commercial Rebate Agreements shall be invoiced to Depomed on a monthly basis and paid by Depomed within thirty (30) days after Depomed’s receipt thereof (and Depomed shall reduce the Depomed Commercial Rebates Reserve by the amount of such invoice) until the balance in the Depomed Commercial Rebates Reserve is zero. Any Product rebates for which Santarus is financially responsible pursuant to Section 9.3(b) that are processed and paid by Depomed under the Commercial Rebate Agreements shall be invoiced to Santarus on a monthly basis and paid by Santarus within thirty (30) days after Santarus’ receipt thereof. In the event there is any remaining Depomed Commercial Rebates Reserve as of April 1, 2012 (i.e., the Depomed Commercial Rebates

48	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Reserve as of the business day preceding the First Sales Booking Date, less any Product rebates processed against it pursuant to this Section 9.3(d)), Depomed shall remit payment to Santarus within thirty (30) days thereafter in the amount determined as follows: (i) for any remaining portion of the Depomed Commercial Rebates Reserve taken prior to the Effective Date, [***] of such remainder and (ii) for any remaining portion of the Depomed Commercial Rebates Reserve taken from and after the Effective Date, the amount obtained by multiplying (x) [***] by (y) [***]. From and after determination of the amount payable to Santarus pursuant to the immediately preceding sentence, for purposes of this Agreement, the Depomed Commercial Rebates Reserve shall be zero. For clarity, Santarus shall bear financial responsibility for all rebates under commercial agreements for Products entered into by Santarus other than the Commercial Rebate Agreements.

(e) Government Rebates. Depomed shall process all rebates under the Government Rebate Agreements for Products sold with a Depomed NDC Number. Santarus shall process all government rebates for Products sold with a Santarus NDC Number. On a monthly basis, Depomed shall report to Santarus in writing any Product rebates processed by it for which Depomed is financially responsible pursuant to Section 9.3(b) that are applied to the Depomed Government Rebates Reserve. All other Product rebates under the Government Rebate Agreements processed by Depomed shall be invoiced to Santarus on a monthly basis and paid within thirty (30) days after Santarus’ receipt thereof. In the event there is any remaining Depomed Government Rebates Reserve as of April 1, 2013 (i.e., the Depomed Government Rebates Reserve as of the business day preceding the First Sales Booking Date, less any Product rebates processed against it pursuant to this Section 9.3(e)), Depomed shall remit payment to Santarus within thirty (30) days thereafter in the amount determined as follows: (i) for any remaining portion of the Depomed Government Rebates Reserve taken prior to the Effective Date, [***] of such remainder and (ii) for any remaining portion of the Depomed Government Rebates Reserve taken from and after the Effective Date, the amount obtained by multiplying (x) [***] by (y) [***]. From and after determination of the amount payable to Santarus pursuant to the immediately preceding sentence, for purposes of this Agreement, the Depomed Government Rebates Reserve shall be zero. For clarity, Santarus shall bear financial responsibility for all government rebates for Products sold under a Santarus NDC Number.

(f) Chargebacks. Prior to the First Sales Booking Date, Depomed shall process all chargeback claims for Products. Beginning with the First Sales Booking Date, Santarus shall process all chargeback claims for Products. On a monthly basis, Depomed shall report to Santarus all chargeback claims for Products, if any, for which Depomed is financially responsible pursuant to Section 9.3(b) that are processed by it under the Chargeback Agreements and applied to the Depomed Chargebacks Reserve. Any chargeback claims for Products for which Depomed is financially responsible pursuant to Section 9.3(b) that are processed by Santarus under the Chargeback Agreements shall be invoiced to Depomed on a monthly basis and paid by Depomed within thirty (30) days after Depomed’s receipt thereof (and Depomed shall reduce the Depomed Chargebacks Reserve by the amount of such invoice) until the balance in the Depomed Chargebacks Reserve is zero. All other chargeback claims for Products under the Chargeback Agreements processed by Depomed shall be invoiced to Santarus on a monthly basis and paid within thirty (30) days after Santarus’ receipt thereof. In the event there is any remaining Depomed Chargebacks Reserve as of April 1, 2012 (i.e., the Depomed Chargebacks

49	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Reserve as of the business day preceding the First Sales Booking Date, less any Product chargebacks processed against it pursuant to this Section 9.3(f)), Depomed shall remit payment to Santarus within thirty (30) days thereafter in the amount determined as follows: (i) for any remaining portion of Depomed Chargebacks Reserve taken prior to the Effective Date, [***] of such remainder and (ii) for remaining portion of the Depomed Chargebacks Reserve taken from and after the Effective Date, the amount obtained by multiplying (x) [***] by (y) [***]. From and after determination of the amount payable to Santarus pursuant to the immediately preceding sentence, for purposes of this Agreement, the Depomed Chargebacks Reserve shall be zero. For clarity, Santarus shall bear financial responsibility for all chargeback claims for Products under agreements entered into by Santarus other than the Chargeback Agreements.

(g) Discount Card Redemptions. From and after the First Sales Booking Date, Santarus shall be financially responsible for, and shall process, all Product discount redemptions under the New York Discount Card Program and Santarus’ agreement with MediMedia, LLC for the Ex-New York Discount Card Program. Any requests for redemptions under the Discount Card Programs on or after the First Sales Booking Date shall be transferred by Depomed to Santarus.

(h) Product Returns. On a [***] basis, each party shall report to the other in writing any Product returns processed and paid by it, or short-paid by any Third Party to it, for which Depomed is financially responsible pursuant to Section 9.3(b). Any Product returns for which Depomed is financially responsible under Section 9.3(b) processed and paid by, or short-paid by any Third Party to, Santarus shall be invoiced to Depomed on a [***] basis and paid by Depomed within thirty (30) days after Depomed’s receipt thereof (and Depomed shall reduce the Depomed Returns Reserve by the amount of such invoice) until the balance in the Depomed Returns Reserve is zero. Any Product returns for which Santarus is financially responsible pursuant to Section 9.3(b) that are processed and paid by, or short-paid by any Third Party to, Depomed shall be invoiced to Santarus on a [***] basis and paid by Santarus within thirty (30) days after Santarus’ receipt thereof. Financial responsibility for Product returns from any Product lots distributed by both parties will be determined on a pro rata basis. In the event there is any remaining Depomed Returns Reserve as of the first anniversary of the Depomed Product Expiration Date (as to each applicable Product) (i.e., the Depomed Returns Reserve as of the business day preceding the First Sales Booking Date, less any Product returns processed against it pursuant to this Section 9.3(h)), Depomed shall remit payment to Santarus within thirty (30) days thereafter in the amount determined as follows: (i) for any remaining portion of the Depomed Returns Reserve taken prior to the Effective Date, [***] of such remainder and (ii) for any remaining portion of the Depomed Returns Reserve taken from and after the Effective Date, the amount obtained by multiplying (x) [***] by (y) [***]. From and after determination of the amount payable to Santarus pursuant to the immediately preceding sentence, for purposes of this Agreement, the Depomed Returns Reserve shall be zero for the applicable Product. Subject to the provisions of this Section 9.3(h), from and after the First Sales Booking Date, Santarus shall process all returns of Products.

(i) Review of Analyses. Depomed will review with Santarus its analyses and related transactions data for the various rebate, chargeback and returns reserves covered by this Section 9.3 on each of the Effective Date and the First Sales Booking Date, and within thirty (30)

50	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

days after the end of each Agreement Month until the applicable reserve has been reduced to zero or paid to Santarus as provided above. Santarus will review with Depomed within thirty (30) days after the end of each Agreement Month amounts invoiced to Depomed by Santarus under this Section 9.3(b) and related transactions data until the applicable reserve has been reduced to zero as provided above.

Section 9.4    Government Pricing Information.

(a) With respect to Product sold by Santarus after the First Sales Booking Date that bears a Depomed NDC Number, Santarus will provide to Depomed the information reasonably requested by Depomed to permit Depomed to comply with its government price reporting obligations under Legal Requirements.

(b) Depomed will provide Santarus with the information reasonably requested by Santarus to permit Santarus to comply with its government price reporting obligations under Legal Requirements after the transition to Santarus NDC Number.

Section 9.5    Customer Service

For the period from the Effective Date up to the First Sales Booking Date, Depomed will continue to provide all customer service at a level comparable to that which was provided prior to the Effective Date. On and from the First Sales Booking Date, through the completion of the Term, Santarus shall assume all customer service responsibility and provide all customer service required by its customers with respect to the Products. As of the First Sales Booking Date, and through the completion of the Term, all customer service requests relating to the Product coming to Depomed will be referred to Santarus to the attention of Santarus’ customer service provider as designated by Santarus.

Section 9.6    Termination of the Promotion Agreement

As of the Effective Date, the Promotion Agreement shall automatically terminate and shall be superseded and replaced in its entirety by this Agreement. For clarification, all Proprietary Information of a party that was disclosed to the other party pursuant to the Promotion Agreement or the Confidentiality Agreement shall become subject to this Agreement.

ARTICLE 10

TERM AND TERMINATION

Section 10.1    Term

The term of this Agreement shall commence on the Effective Date and shall continue, unless terminated sooner in accordance with this Article 9, for so long as Santarus is engaging in any Commercialization activities with respect to a Product (the “Term”).

51	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 10.2    Early Termination

(a) Depomed may terminate this Agreement, at any time after providing sixty (60) days’ prior written notice, in the event that Santarus fails to meet its obligations under Section 5.1(b) and (c) with respect to minimum Promotion obligations. Notwithstanding the foregoing, Santarus shall have an opportunity to cure any such breach within ninety (90) days following written notice from Depomed provided that: (i) Santarus has complied with at least ninety percent (90%) of the aggregate obligations in effect under such Sections during the relevant time period; and (ii) no other breach of the obligations set forth in Section 5.1(b) or (c) has occurred within the prior twelve (12) month period.

(b) Depomed shall have the right to terminate this Agreement immediately upon written notice to Santarus if Santarus or any of its Affiliates, directly or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, or initiates any legal proceeding, challenging the validity or enforceability of any of the Depomed Patent Rights.

(c) Santarus may terminate this Agreement for any reason upon one hundred twenty (120) days’ prior written notice to Depomed, provided that, if requested by Depomed in writing during such notice period, Santarus shall, at its expense, cooperate in good faith with Depomed to facilitate the transition of regulatory, manufacturing and quality responsibilities with respect to Products back to Depomed.

(d) Santarus may terminate this Agreement immediately upon written notice to Depomed in the event of any action taken or objection raised by any Governmental Authority that prevents Santarus from performing its obligations under this Agreement or otherwise makes such activity unlawful.

Section 10.3    Termination for Cause

Either party may terminate this Agreement, effective at any time after providing sixty (60) days written notice and an opportunity to cure during such sixty (60)-day period in the event of a material failure of the other party to comply with its material obligations contained in this Agreement. If such cure is effected within such period, such notice with respect to such termination shall be null and void.

Section 10.4    Termination for Bankruptcy or Force Majeure

To the extent permitted by law, each party will have the right to terminate this Agreement immediately upon notice to the other party, in the event of either of the following:

(a) The entry of an order for relief under the United States Bankruptcy Code (or any corresponding remedy under successor laws) against the other party; the filing of a petition by or against the other party under any bankruptcy, insolvency or similar law (which petition is not dismissed within sixty (60) days after filing), except Chapter 11 of the United States Bankruptcy Code or any successor statute that permits a corporation to continue its operation while protecting it from creditors; the appointment of a receiver for the other party’s business or property; or the other party’s making of a general assignment for the benefit of its creditors; or

52	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(b) Any Force Majeure Event affecting the other party beyond the other party’s control which lasts for a period of at least six (6) months and which is of sufficient intensity to interrupt or prevent the carrying out of such other party’s material obligations under this Agreement during such period; provided that there shall be no such termination right in the event of a Force Majeure Event relating to Manufacturing of Product.

Notwithstanding the occurrence of any of the events specified in subsection (a) of this Section 10.4, the parties acknowledge and agree that, to the extent Section 365(n) of the United States Bankruptcy Code applies to this Agreement, the non-insolvent party may elect to retain and exercise the rights granted to it hereunder with respect to the intellectual property owned or controlled by the insolvent party.

Section 10.5    Force Majeure

Any Force Majeure Event of the type described in Section 18.7 affecting a party hereunder shall entitle the other party hereto, at any time after the expiry of the period of six (6) months specified therein and upon sixty (60) days written notice given after such six (6)-month period (such notice being null and void if the Force Majeure Event is discontinued during such sixty (60)-day period), in addition to the right to terminate this Agreement under Section 10.4, the right to continue the Agreement in full force and effect without modification. In no circumstances will either party be liable to the other for its inability to perform under this Agreement due to any such Force Majeure Event.

Section 10.6    Effect of Termination

(a) No additional payment obligations arising under Article 7 hereof shall accrue after the date of expiration or termination of this Agreement; provided, however, that expiration or termination of this Agreement shall not relieve either party of any obligations accruing prior to such expiration or termination (including, without limitation, accrued payment obligations). Certain provisions of this Agreement by their terms continue after the expiration or termination of this Agreement, including Section 8.4, Section 8.5, Section 8.7, Section 9.3, Section 10.6, Section 11.3, Section 17.1 and Article 13, Article 14, Article 16 and Article 18. In addition, any other provisions required to interpret and enforce the parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the full observation and performance of this Agreement.

(b) Except as indicated in Section 10.5, expiration or termination of this Agreement shall be without prejudice to (i) any remedies which any party may then or thereafter have hereunder or at law or in equity; and (ii) a party’s right to receive any payment accrued under the Agreement prior to the termination date but which became payable thereafter; and (iii) either party’s right to obtain performance of any obligations provided for in this Agreement which survive termination by their terms or by a fair interpretation of this Agreement. Except as expressly set forth herein, the rights to terminate as set forth herein shall be in addition to all other rights and remedies available under this Agreement, at law, or in equity or otherwise.

53	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(c) Upon expiration or termination of this Agreement, all licenses granted by Depomed to Santarus pursuant to Section 2.1 shall automatically terminate and revert to Depomed.

(d) Subject to Section 10.6(f), upon the expiration or termination of this Agreement pursuant to this Article 9, each party shall promptly transfer and return to the other party all Proprietary Information of the other party (provided that each party may keep one copy of such Proprietary Information for archival purposes only). Upon the expiration or termination of this Agreement, Santarus shall, if requested by Depomed, provide to Depomed all Promotional Materials in Santarus’ possession (including electronic files of all Promotional Materials) at Santarus’ out-of-pocket cost for printing and delivering such materials; provided, however, that Santarus shall, unless otherwise requested by Depomed, destroy any printed copies of Promotional Materials bearing the Santarus Trademarks and may remove the Santarus Trademarks from electronic files of Promotional Materials.

(e) Upon the expiration or termination of this Agreement pursuant to this Article 9, other than termination by Santarus pursuant to Section 10.3, Depomed may, but is not obligated to, purchase from Santarus, at Santarus’ cost (as determined pursuant to this Agreement) all remaining Product inventory, including Samples. In the event of any purchase of inventory from Santarus pursuant to this Section 10.6(e), the parties shall negotiate in good faith as to an equitable treatment with respect to liability arising out of sales of such inventory by or on behalf of Depomed.

(f) In the event of the expiration or termination of this Agreement, other than termination by Santarus pursuant to Section 10.3, at Depomed’s sole discretion, Santarus shall, as promptly as practicable (and in any event within 60 days, unless a shorter period is specified below) after such expiration or termination perform any or all of the following (at Depomed’s option): (i) upon Depomed’s written request, assign to Depomed, subject to Section 18.11, any or all Assigned Agreements and/or Assigned Manufacturing Agreements and any or all other contracts with vendors to the extent such contracts are necessary for Depomed to take over responsibility for the Manufacture and Commercialization of Product in the Territory; (ii) deliver to Depomed true, correct and complete copies of all Regulatory Approvals in the Territory; (iii) transfer and assign, or cause to be transferred and assigned (and, effective upon expiration or termination, hereby does transfer and assign, or cause to be transferred and assigned), to Depomed or its designee the Product NDA (and, if applicable, any or all other Regulatory Approvals in the Territory that are then held by Santarus) and all right, title and interest in and to the Domain Name; (iv) within three (3) business days of Depomed’s written request for transfer and assignment of the Product NDA (and, if applicable, other Regulatory Approvals), submit to the FDA a letter authorizing the transfer of ownership of the Product NDA and such other Regulatory Approvals (if any) from Santarus to Depomed; or (v) take such other actions and execute such other instruments, assignments and documents as may be necessary to effect, evidence, register and record any transfer, assignment or other conveyance of rights under this Section 10.6(f) elected by Depomed to Depomed. If Depomed requests that Santarus withdraw the Product NDA, rather than transferring and assigning it to Depomed, Santarus shall do so within three (3) business days of such request.

54	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(g) Notwithstanding the expiration or any termination of this Agreement, Santarus shall continue to have sole financial responsibility for Product rebates, chargebacks, discount redemptions and returns as set forth in Section 9.3, for any other Product rebates, chargebacks, discount redemptions and returns with respect to Product Commercialized by or on behalf of Santarus, and, except as set forth in Section 6.7(d), for out-of-pocket costs for Product recalls, market withdrawals and other corrective actions with respect to Product Commercialized by or on behalf of Santarus; provided, however, that (i) Depomed shall not Commercialize Product under any Santarus NDC Numbers and (ii) the provisions of Section 9.3 shall continue to apply to any remaining amount of the Depomed Commercial Rebates Reserve, the Depomed Government Rebates Reserve, the Depomed Chargebacks Reserve and the Depomed Returns Reserve. For clarity, Santarus shall not be financially responsible for Product rebates, chargebacks, discount redemptions, returns or recalls with respect to Product distributed by Depomed or any Third Party from and after expiration or termination of this Agreement.

ARTICLE 11

REPRESENTATIONS AND WARRANTIES

Section 11.1    Representations and Warranties of Depomed

Depomed hereby represents and warrants to Santarus as of the date hereof as follows:

(a) Organization. Depomed (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of California, and (ii) has all necessary corporate power and corporate authority to own its properties and to conduct its business, as currently conducted.

(b) Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of Depomed, have been duly authorized by all necessary corporate proceedings of Depomed, and this Agreement has been duly executed and delivered by Depomed.

(c) No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with all applicable terms and conditions hereof do not: (i) conflict with or result in a breach of any provision of Depomed’s organizational documents; (ii) result in a material breach of any material agreement to which Depomed is party; (iii) result in a violation of any Order to which Depomed is subject; (iv) except as expressly contemplated by this Agreement, require Depomed to obtain any material approval or consent from any Governmental Authority or Third Party other than those consents and approvals which have been obtained prior to the date hereof; or (v) violate any Legal Requirement applicable to Depomed in any material respect.

(d) Enforceability. This Agreement constitutes the valid and binding obligation of Depomed, enforceable against Depomed in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

55	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(e) Broker. Depomed has not employed any broker, finder, or agent with respect to this Agreement or the transactions contemplated hereby.

(f) Depomed Intellectual Property. To the knowledge of Depomed, the Manufacture and Commercialization of Product in the Territory in accordance with this Agreement will not infringe any patents, trademarks or other intellectual property rights of any Third Party; provided, that Depomed makes no representation as to the Santarus Trademarks. Depomed has the right, power and authority to grant the licenses granted by it hereunder. As of the Effective Date, Schedule 11.1(f) sets forth a true, correct and complete list of all patents and patent applications Controlled by Depomed or its Affiliates as of the Effective Date, a license to which (with respect to patent applications, if patents are issued) is necessary for Santarus to Commercialize Products in the Territory or Manufacture Products for Commercialization in the Territory. All patents, trademarks and other intellectual property rights used by Depomed to Commercialize Products in the Territory or Manufacture Products for Commercialization in the Territory prior to the Effective Date are included in the Depomed Patent Rights, Depomed Trademarks and Technology licensed to Santarus hereunder. Depomed has not received any written claim or demand from any Third Party, and to the knowledge of Depomed, neither BLS nor Patheon has received any written claim or demand from any Third Party, alleging that any infringement, violation or misappropriation of such Third Party’s intellectual property rights has occurred as a result of the manufacture, use, offer for sale, sale or importation of any Product in the Territory. Depomed is not aware of any actual, alleged or threatened infringement, violation or misappropriation by a Third Party of any Depomed intellectual property rights covering a Product or its uses. Except for the Existing Infringement Cases, Depomed has not received any written claim or demand from any Third Party alleging invalidity or unenforceability of any of the Depomed Patent Rights.

(g) Litigation. Except for the Existing Infringement Cases, there is no litigation, arbitration proceeding, governmental investigation, action or claims of any kind, pending or, to the knowledge of Depomed, threatened, by or against Depomed or any of its Affiliates relating to the Products or which would reasonably be expected to materially affect Depomed’s ability to perform its obligations hereunder, or Santarus’ ability to exercise its rights hereunder, nor, to Depomed’s knowledge, is any litigation, arbitration proceeding, governmental investigation, action or claims of any kind, pending or, to the knowledge of Depomed, threatened, by or against BLS or Patheon or their respective Affiliates relating to the Products. Depomed is not a party to any litigation regarding any claim of product liability or damage to person (including death) or property resulting from the use or consumption of a Product in the Territory, nor has Depomed received any written communication threatening any such litigation.

(h) Documentation. Depomed has made available to Santarus copies of substantially all clinical data and reports, regulatory correspondence and filings, medical information, intellectual property, manufacturing and quality information related to the Products in Depomed’s possession that have been requested by Santarus in the course of Santarus’ due diligence investigation of the Products.

56	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(i) Generic Drug Act. Pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335a, as may be amended or supplemented (the “Generic Drug Act”),

(i) none of Depomed, its Affiliates, or any Person under its direction or control is currently debarred by the FDA under the Generic Drug Act;

(ii) none of Depomed, its Affiliates, or any Person under its direction or control is currently using or will use in any capacity in connection with the Products any Person that is debarred by FDA under the Generic Drug Act; and

(iii) there have been no convictions of Depomed, its Affiliates, or any Person under its direction or control for any of the types of crimes set forth in the Generic Drug Act within the five years prior to the Effective Date.

(j) Legal Requirements. None of Depomed, its Affiliates, or any Person under its direction or control is currently excluded from a federal or state health care program under Sections 1128 or 1156 of the Social Security Act, 42 U.S.C. §§ 1320a-7, 1320c-5 as may be amended or supplemented. None of Depomed, its Affiliates, or Person under its direction or control is otherwise currently excluded from contracting with the federal government. None of Depomed, its Affiliates, or Person under its direction or control is otherwise currently excluded, suspended, or debarred from any federal or state program. Depomed shall immediately notify Santarus if, at any time during the Term, Depomed, its Affiliates, or any Person under its direction or control is convicted of an offense that would subject it or Santarus to exclusion, suspension, or debarment from any federal or state program. To Depomed’s knowledge, the manufacture, use, offer for sale, sale and importation of the Products in the Territory has been in material compliance with all Legal Requirements.

(k) Product NDA. Depomed has not committed fraud in relation to the filing or acquisition of the Product NDA or used unfair methods of competition in connection with such filing or acquisition or maintenance, including, in either case, in connection with any data supplied by Depomed to the FDA. The parties acknowledge that a breach of this representation is a material failure of a material obligation and is not subject to cure. To Depomed’s knowledge, the data regarding the efficacy, safety, chemistry, manufacturing and control of the Products contained in the Product NDA and other regulatory filings submitted to the FDA in support of obtaining and maintaining marketing approval of the Products are complete and accurate in all material respects. To Depomed’s knowledge, the Product NDA and other regulatory filings submitted to the FDA in support of marketing approval for the Products do not contain any material misstatement of a material fact related to safety or efficacy nor omit to state any material fact in Depomed’s possession related to safety or efficacy of the Products. Depomed has not received any written communication from FDA stating that any Post-Marketing Development activities are required by the FDA as a condition to maintenance of the Product NDA. Depomed has not received notice from any Governmental Authority (i) requiring or recommending any recall, market withdrawal or other corrective action with respect to Products, except with respect to the prior recall of the 500mg Product for the presence of TBA, or (ii) suspending or revoking, or threatening to suspend or revoke, any Regulatory Approval relating to Products; nor has BLS or Patheon notified Depomed of BLS’s or Patheon’s receipt of any such notice from any Governmental Authority relating to Products. Depomed has no plans to initiate any recall, market withdrawal or other corrective action with respect to Products.

57	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

(l) Third Party Agreements. Depomed is not in material breach of any Assigned Agreement, nor any of the BLS Agreements, and has not submitted to any Third Party any notice (written or oral) to the effect that the Third Party is in breach of any such Assigned Agreement or BLS Agreement. Depomed has not received from a Third Party any notice (written or oral) to the effect that Depomed is in breach of any Assigned Agreement or BLS Agreement. To Depomed’s knowledge, (i) no Third Party counterparty to any Assigned Agreement is in breach of the applicable Assigned Agreement, and (ii) BLS is not in breach of any of the BLS Agreements. Each Assigned Agreement and BLS Agreement is legal, valid, binding, enforceable and in full force and effect in all material respects. True, correct and complete copies of the Assigned Agreements and BLS Agreements have been delivered to Santarus, including all waivers, modifications and amendments. Other than the Retained Contracts, the Assigned Agreements represent all agreements to which Depomed is a party relating to the Manufacture or Commercialization of Products in the Territory. Depomed has provided to Santarus all excerpts from the Existing Rights of Reference Agreements that contain provisions with respect to the Existing Rights of Reference or the right of access to data described in Section 3.4, and all such excerpts are true and accurate.

(m) Inventory.

(i) Schedule 11.1(m) sets forth a true, complete and accurate list of the Inventory as of August 1, 2011.

(ii) Since August 1, 2011, Depomed has not (i) materially altered its distribution practices or terms with respect to the Products, (ii) altered its activities and practices with respect to inventory levels of the Products maintained at the wholesale, chain, institutional or retail levels in any material respect, or (iii) experienced abnormally high levels of returns of the Products when compared to historical norms.

(iii) To Depomed’s knowledge, all of the Inventory (a) is good, issuable and merchantable in the ordinary course of business, and is free of any material defect or deficiency, (b) fully conforms to the specifications for the Products in the Regulatory Approvals, (c) was manufactured, packaged, labeled, held, tested and shipped in accordance with the specifications for the Products as set forth in the Regulatory Approvals, cGMPs, all other applicable laws, regulations and requirements of applicable Governmental Authorities, (d) is not adulterated or misbranded and is of suitable quality; and (e) may be introduced into interstate commerce in the Territory pursuant to the Act.

(iv) Schedule 11.1(m) sets forth a true, complete and accurate list of all firm orders placed or deemed to have been placed for Product or API under the Assigned Manufacturing Agreements and the BLS Supply Agreement as of August 1, 2011 (collectively, “Open Product Orders”).

(n) Reserves. Each of the Depomed Commercial Rebates Reserve, Depomed Government Rebates Reserve, Depomed Chargebacks Reserve, Depomed Patient Discount

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Reserve and the Depomed Returns Reserve are and will be as of the business day preceding the First Sales Booking Date in accordance with GAAP, consistently calculated and represent Depomed’s best estimate for the applicable reserve as of the applicable date.

Section 11.2    Representations and Warranties of Santarus

Santarus hereby represents and warrants to Depomed as of the date hereof as follows:

(a) Organization. Santarus (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and (ii) has all necessary corporate power and corporate authority to own its properties and to conduct its business, as currently conducted.

(b) Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are within the corporate power of Santarus, have been duly authorized by all necessary corporate proceedings of Santarus, and this Agreement has been duly executed and delivered by Santarus.

(c) No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not: (i) conflict with or result in a breach of any provision of Santarus’ organizational documents; (ii) result in a material breach of any material agreement to which Santarus is party; (iii) result in a violation of any Order to which Santarus is subject; (iv) require Santarus to obtain any material approval or consent from any Governmental Authority or Third Party other than those consents and approvals which have been obtained prior to the date hereof; or (v) violate any Legal Requirement applicable to Santarus in any material respect.

(d) Enforceability. This Agreement constitutes the valid and binding obligation of Santarus, enforceable against Santarus in accordance with its terms, subject to bankruptcy reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

(e) Broker. Santarus has not employed any broker or finder with respect to this Agreement or the transactions contemplated hereby.

(f) Santarus Trademarks. To the knowledge of Santarus, the use of the Santarus Trademarks to Promote and sell Products in the Territory in accordance with this Agreement will not infringe any trademarks or other intellectual property rights of any Third Party.

(g) Litigation. There is no litigation, arbitration proceeding, governmental investigation, action or claims of any kind, pending or, to the knowledge of Santarus, threatened, by or against Santarus or any of its Affiliates relating to the Products or which would reasonably be expected to materially affect Santarus’ ability to perform its obligations hereunder.

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(h) Generic Drug Act. Pursuant to the Generic Drug Act,

(i) none of Santarus, its Affiliates, or any Person under its direction or control is currently debarred by the FDA under the Generic Drug Act;

(ii) none of Santarus, its Affiliates, or any Person under its direction or control is currently using or will use in any capacity in connection with the Products any Person that is debarred by FDA under the Generic Drug Act; and

(iii) there have been no convictions of Santarus, its Affiliates, or any Person under its direction or control for any of the types of crimes set forth in the Generic Drug Act within the five years prior to the Effective Date.

(i) Legal Requirements. None of Santarus, its Affiliates, or any Person under its direction or control is currently excluded from a federal or state health care program under Sections 1128 or 1156 of the Social Security Act, 42 U.S.C. §§ 1320a-7, 1320c-5 as may be amended or supplemented. None of Santarus, its Affiliates, or any Person under its direction or control is otherwise currently excluded from contracting with the federal government. None of Santarus, its Affiliates, or Person under its direction or control is otherwise currently excluded, suspended, or debarred from any federal or state program. Santarus shall immediately notify Depomed if, at any time during the Term, Santarus, its Affiliates, or any Person under its direction or control is convicted of an offense that would subject it or Depomed to exclusion, suspension, or debarment from any federal or state program.

Section 11.3    Warranty Disclaimer

EXCEPT AS EXPRESSLY PROVIDED HEREIN, EACH PARTY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE PRODUCTS, INCLUDING THE WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 12

INTELLECTUAL PROPERTY MATTERS

Section 12.1    Intellectual Property Prosecution and Maintenance

Depomed shall use commercially reasonable efforts to prosecute and maintain the Depomed intellectual property in the Territory related to any Product or its use, including the Depomed Patent Rights and the Depomed Trademarks (subject, in the case of the 1000mg Product, to BLS’s rights and Depomed’s obligations in respect of intellectual property under the BLS Agreements). Depomed shall make available to Santarus (or its designated counsel) copies of such patent application files and shall make available to Santarus (or its designated counsel) all office actions relating to any Product (or a proposed Generic Version thereof) wherein at least one (1) claim is directed to the Product (or a proposed Generic Version thereof) in those patent applications, and copies of material correspondence with the U.S. Patent and Trademark Office relating to such patent applications to the extent they relate to the Product (or a proposed Generic Version thereof) or its use. Santarus shall have the right to comment upon the prosecution of

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such patent applications (subject, in the case of the 1000mg Product, to BLS’s rights and Depomed’s obligations in respect of intellectual property under the BLS Agreements). Depomed shall, in good faith, consider such comments of Santarus. In addition, Depomed shall keep Santarus reasonably informed regarding material developments relating to the prosecution, maintenance or enforcement of Depomed’s intellectual property rights related to any Product inside or outside the Territory that would reasonably be expected to have a material impact on Depomed’s intellectual property rights related to the Product in the Territory.

Section 12.2    Infringement

(a) If either party shall learn of a claim or assertion that the manufacture, use or sale of a Product in the Territory infringes or otherwise violates the intellectual property rights of any Third Party or that any Third Party violates the intellectual property rights owned or Controlled by (i) Depomed in a Product and the Depomed Trademarks in the Territory or (ii) Santarus in the Santarus Trademarks, then the party becoming so informed shall promptly, but in all events within fifteen (15) days thereof, notify the other party to this Agreement of the claim or assertion. In the event either party receives a notice under Paragraph IV of the U.S. Federal Drug Price Competition and Patent Term Restoration Act of 1984, as amended, also known as the Hatch-Waxman Act, with respect to any Product, such party shall provide the other party with written notice of such Paragraph IV notice within two (2) business days (each, a “Paragraph IV Notice”).

(b) If warranted in the opinion of Depomed, after consultation with Santarus, Depomed shall have the right to take such legal action (“Enforcement Action”) as is advisable in Depomed’s opinion to restrain infringement of such Depomed Patent Rights related to any Product or the Depomed Trademarks in the Territory (subject, in the case of the 1000mg Product, to BLS’s rights and Depomed’s obligations with respect to the intellectual property under the BLS Agreements). Depomed will have the right to institute the Enforcement Action in its own name using counsel of its choice and, except as otherwise set forth in this Agreement, with the right to control the course of such Enforcement Action. Santarus shall cooperate fully with, and as reasonably requested by, Depomed in any Enforcement Action, and Depomed shall reimburse Santarus for its out-of-pocket expenses incurred in providing such cooperation. Santarus may be represented by counsel of its own selection at its own expense in any Enforcement Action. Depomed shall keep Santarus reasonably informed regarding material developments relating to any Enforcement Action (including by making its outside counsel available to participate in periodic status calls); provided, however, that Depomed shall obtain Santarus’ consent (which Santarus will not unreasonably withhold) in advance of (i) the grant of any license, covenant not to sue, right of reference, right of supply, other intellectual property right or other settlement in any Enforcement Action, and (ii) filing with the court or serving on any Third Party any pleadings (e.g., briefs, discovery requests and/or responses, expert reports, court filings and stipulations), the selection and engagement of expert witnesses, and any written or electronic correspondence with the opposing party or its counsel concerning substantive issues in the litigation, including positions taken with respect to fact, expert opinions and claim construction. If Depomed elects in writing not to bring or defend an Enforcement Action with respect to any Product in the Territory within ninety (90) days following a notification pursuant to Section 12.2(a) (provided that in the case of a Paragraph IV Notice, Depomed shall confirm in

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writing its election to bring such Enforcement Action no later than twenty (20) days following receipt of the Paragraph IV Notice), or if Depomed fails to bring or defend an Enforcement Action or take other reasonable action to protect the Depomed Patent Rights or the Depomed Trademarks in the Territory from such infringement, or to abate such infringement, then, subject to the terms and conditions of the BLS Manufacturing Transfer Agreement or other in-license agreement with respect to applicable Depomed Patent Rights licensed from a Third Party, if any, then, except as set forth in Section 2.6(c), Santarus shall have the right, at its sole discretion, to institute an Enforcement Action in its own name using counsel of its choice, at its own expense, and, except as otherwise set forth in this Agreement, with the right to control the course of such Enforcement Action (the “Santarus Step-In Rights”). Depomed shall cooperate fully with, and as reasonably requested by, Santarus in any such Enforcement Action, including joining such Enforcement Action if necessary to maintain the Enforcement Action, and Santarus shall reimburse Depomed for its out-of-pocket expenses incurred in providing such cooperation. Depomed shall have the right to join and participate in the Enforcement Action whether or not such joinder is requested by Santarus. Santarus shall keep Depomed reasonably informed regarding material developments relating to any such Enforcement Action (including by making its outside counsel available to participate in periodic status calls); provided, however, that Santarus shall obtain Depomed’s consent (which Depomed will not unreasonably withhold) in advance of (i) the grant of any license, covenant not to sue, right of reference, right of supply, other intellectual property right or other settlement in any Enforcement Action, and (ii) filing with the court or serving on any Third Party any pleadings (e.g., briefs, discovery requests and/or responses, expert reports, court filings and stipulations), the selection and engagement of expert witnesses, and any written or electronic correspondence with the opposing party or its counsel concerning substantive issues in the litigation, including positions taken with respect to fact, expert opinions and claim construction. Depomed may be represented by counsel of its own selection at its own expense in any Enforcement Action brought by Santarus pursuant to the Santarus Step-In Rights. Any recovery received by a party as a result of any Enforcement Action shall be used first to reimburse the parties for their costs and expenses (including attorneys’ and professional fees) incurred in connection with such Enforcement Action (and not previously reimbursed, including any reimbursement made or required to be made to Depomed by BLS under the BLS Agreements or by any other licensor of the applicable Depomed Patent Rights or Depomed Trademarks under the terms of the respective in-license agreement, if any). Of any remaining amounts, the amount (if any) which is required to be paid to BLS pursuant to the BLS Agreements or any other licensors of the applicable Depomed Patent Rights or Depomed Trademarks under the terms of the respective in-license agreement, if any, shall then be paid to BLS or such other licensor, if any, and any amounts remaining thereafter shall be shared [***] to Santarus and [***] to Depomed.

(c) The parties acknowledge that as of the Effective Date, Depomed has ongoing patent infringement litigation with respect to Products against each of Sun Pharmaceutical Industries, Inc. (and Sun Pharma Global FZE and Sun Pharmaceutical Industries Ltd.) and Lupin Limited (and its subsidiary Lupin Pharmaceuticals Inc.) (the “Existing Infringement Cases”). Notwithstanding Section 12.2(b): (i) Santarus shall have the right upon written notice to Depomed to lead settlement negotiations for either or both of the Existing Infringement Cases within mutually agreed settlement parameters; (ii) Santarus shall be required to reimburse Depomed for seventy percent (70%) of its out-of-pocket costs paid for periods after

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the Effective Date in pursuing the Existing Infringement Cases; and (iii) Depomed shall be required to reimburse Santarus for thirty percent (30%) of its out-of-pocket costs paid for periods after the Effective Date in pursuing the Existing Infringement Cases; in each case, including costs and legal fees related to discovery requests. Prior to the Effective Date, Depomed has provided to Santarus a budget for Depomed’s out-of-pocket costs relating to the conduct of the Existing Infringement Cases. Santarus’ budget for out-of-pocket costs relating to the conduct of the Existing Infringement Cases shall be consistent with the amounts Depomed has negotiated for comparable activities in connection with the Existing Infringement Cases, and Santarus shall use commercially reasonable efforts to negotiate similar arrangements. The parties agree to use commercially reasonable efforts to conduct the Existing Infringement Cases within the budgets described above. If a party believes that it will not be able to conduct the Existing Infringement Cases within such budget, such party shall promptly notify the other party thereof, and the parties shall confer in good faith regarding the handling of costs outside of such budget and use commercially reasonable efforts to minimize such excess costs. Any modifications to the budgets shall be agreed upon in advance by the parties. Any other ANDA litigation arising after the Effective Date shall be subject to the preceding provisions of this Section 12.2(c), mutatis mutandis.

(d) If warranted in the opinion of Santarus, Santarus shall take such legal action as is advisable in Santarus’ opinion to restrain such infringement of the Santarus Trademarks. Depomed shall cooperate fully with, and as requested by, Santarus in Santarus’ attempt to restrain such infringement, and Santarus shall reimburse Depomed for its out-of-pocket expenses incurred in providing such cooperation. Depomed may be represented by counsel of its own selection at its own expense in any suit or proceeding brought to restrain such infringement, but Santarus shall have the right to control the suit or proceeding.

ARTICLE 13

INDEMNIFICATION; LIMITS ON LIABILITY

Section 13.1    Indemnification

(a) Indemnification by Santarus. Subject to the parties’ agreement to equally share costs relating to recalls related to TBA and associated Third Party claims pursuant to Section 6.7(d), Santarus hereby agrees to save, defend, indemnify and hold harmless Depomed, its Affiliates and their respective officers, directors, employees, consultants and agents (the “Depomed Indemnitees”), from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), to which any Depomed Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (a) the Post-Marketing Development, Manufacture, use, handling, storage or Commercialization of Products by or on behalf of Santarus or any of its Affiliates or Third Party licensees; (b) the gross negligence or willful misconduct of any Santarus Indemnitee (defined below); or (c) the breach by Santarus of any warranty, representation, covenant or agreement made by it in this Agreement; except, in each case, to the extent such Losses result from (w) the gross negligence or willful misconduct of any Depomed Indemnitee, (x) the breach by Depomed of any warranty, representation, covenant or agreement made by it in this Agreement, (y) the Manufacture of any

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Product by or on behalf of Depomed prior to the Effective Date or (z) any claim made by any Third Party that the manufacture (in accordance with manufacturing processes in effect as of the applicable Manufacture Transfer Date), use or sale of Products infringed or misappropriated the patent, trademark or other intellectual property rights of such Third Party, except with respect to any such claim relating to the Santarus Trademarks.

(b) Indemnification by Depomed. Subject to the parties’ agreement to equally share costs relating to recalls related to TBA and associated Third Party claims pursuant to Section 6.7(d), Depomed hereby agrees to save, defend, indemnify and hold harmless Santarus, its Affiliates and their respective officers, directors, employees, consultants and agents (the “Santarus Indemnitees”), from and against any and all Losses to which any Santarus Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Losses arise directly or indirectly out of: (a) the development, Manufacture, use, handling, storage or Commercialization of Products or Combination Products by or on behalf of Depomed or any of its Affiliates or Third Party licensees; or (b) the gross negligence or willful misconduct of any Depomed Indemnitee; (c) the breach by Depomed of any warranty, representation, covenant or agreement made by it in this Agreement; or (d) any claim made by any Third Party that the manufacture, use or sale of the Products prior to the Effective Date infringed or misappropriated the patent, trademark, or other intellectual property rights of such Third Party, except with respect to any claim relating to the Santarus Trademarks; except, in each case, to the extent such Losses result from (1) the gross negligence or willful misconduct of any Santarus Indemnitee, (2) the breach by Santarus of any warranty, representation, covenant or agreement made by it in this Agreement or (3) the Manufacture of any Product by or on behalf of Santarus after the Effective Date.

(c) Procedure. In the event a Party seeks indemnification under Section 13.1(a) or Section 13.1(b), it shall inform the other party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after such party (the “Indemnified Party”) receives notice of the claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a claim as provided in this Section 13.1(c) shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice), shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party (except monetary damages to be satisfied in full by the Indemnifying Party) or that acknowledges fault by the Indemnified Party; in each case, without the prior written consent of the Indemnified Party.

Section 13.2    Consequential Damages

NEITHER SANTARUS NOR DEPOMED (WHICH FOR THE PURPOSES OF THIS Section 13.2 SHALL INCLUDE THEIR RESPECTIVE AFFILIATES, DIRECTORS,

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OFFICERS, EMPLOYEES AND AGENTS) SHALL HAVE ANY LIABILITY TO THE OTHER FOR ANY PUNITIVE DAMAGES, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, INCLUDING LOST SALES OR LOST PROFITS, RELATING TO OR ARISING FROM THIS AGREEMENT, EVEN IF SUCH DAMAGES MAY HAVE BEEN FORESEEABLE; PROVIDED THAT SUCH LIMITATION SHALL NOT APPLY IN THE CASE OF EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER Section 13.1 OR IN THE CASE OF FRAUD OR WILLFUL MISCONDUCT.

ARTICLE 14 CONFIDENTIALITY AND PUBLICITY

Section 14.1    Proprietary Information

Pursuant to this Agreement, a party receiving Proprietary Information from the other, directly or indirectly, will treat such Proprietary Information as confidential, will use such Proprietary Information only for the purposes of this Agreement and will not disclose, and will take all reasonable precautions to prevent the disclosure of, such Proprietary Information to (a) any of its officers, directors, managers, equity holders, employees, agents, representatives, Affiliates or consultants, except those who need to know such Proprietary Information and who are bound by a like obligation of confidentiality or (b) to Third Parties.

Section 14.2    Disclosures Required by Law

In the event the recipient party is required under applicable Legal Requirements to disclose Proprietary Information of the disclosing party to any Governmental Authority to obtain any Regulatory Approval for the Products, is required to disclose Proprietary Information in connection with bona fide legal process (including in connection with any bona fide dispute hereunder) or is required to disclose Proprietary Information under the rules of the securities exchange upon which its securities are traded, the recipient party may do so only if it limits disclosure to that purpose after giving the disclosing party prompt written notice of any instance of such a requirement in reasonable time for the disclosing party to attempt to object to or to limit such disclosure. In the event of disclosures required under applicable Legal Requirements, the recipient party shall cooperate with the disclosing party as reasonably requested thereby.

Section 14.3    Publicity

The parties have agreed upon the form and content of a joint press release to be issued by the parties promptly following the execution of this Agreement. Once such press release or any other written statement is approved for disclosure by both parties, either party may make subsequent public disclosure of the contents of such statement without the further approval of the other party. Any other publicity, news release, public comment or other public announcement, whether to the press, to stockholders, or otherwise, relating to this Agreement, shall first be reviewed and approved by both parties, except no such approval shall be required for such publicity, news release, public comment or other public announcement which, in accordance with the advice of legal counsel to the party making such disclosure, is required by law or for appropriate market disclosure; provided, however, that each party shall be entitled to refer publicly to the relationship of the parties reflected in this Agreement in a manner that is

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consistent with the joint press release issued by the parties. For clarity, any party making any announcement which is required by law will, unless prohibited by law, give the other party an opportunity to review the form and content of such announcement and comment before it is made. The parties shall work together to coordinate filings with governmental agencies, including the United States Securities and Exchange Commission, as to the contents and existence of this Agreement as the parties shall reasonably deem necessary or appropriate and each party shall provide the other party an opportunity to comment on any proposed filings, including redactions thereto.

Section 14.4    Survival

The provisions of this Article 13 shall survive termination of this Agreement and shall remain in effect until a date three (3) years after the Term of this Agreement.

ARTICLE 15

RIGHT OF FIRST NEGOTIATION FOR CERTAIN COMBINATION PRODUCTS;

EXCLUSIVITY; DIVESTITURE

Section 15.1    Right of First Negotiation

Depomed shall notify Santarus in writing in the event that Depomed desires to grant rights to a Third Party to develop or commercialize a pharmaceutical product containing metformin and another generic active pharmaceutical ingredient (i.e., an active pharmaceutical ingredient that is produced and distributed within the Territory without composition of matter patent protection for the compound) in combination with Depomed’s proprietary Acuform drug delivery technology incorporated within the Products (a “Covered Combination Product”). If Santarus notifies Depomed in writing within [***] after receipt of such notice (the “Evaluation Period”) that Santarus is not interested in obtaining the applicable rights in and to the applicable Covered Combination Product (the “Covered Combination Product Rights”), or if Santarus fails to notify Depomed of Santarus’ interest in obtaining the Covered Combination Product Rights, in either case prior to the expiration of the Evaluation Period, then Depomed shall have no further obligation to Santarus under this Agreement with respect to the applicable Covered Combination Product Rights with respect to the applicable Covered Combination Product. If Santarus is interested in obtaining the applicable rights, it shall so notify Depomed in writing prior to the expiration of the Evaluation Period, and upon Depomed’s receipt of such notice Santarus and Depomed shall promptly commence good-faith negotiations, for a period of [***] and such longer period as may be mutually agreed upon by the parties in writing in the event the parties have made material progress in the negotiations (the “Negotiation Period”), regarding the commercially reasonable terms of an agreement pursuant to which Santarus shall obtain the applicable rights. If Depomed and Santarus fail to enter into an agreement for the applicable rights prior to the expiration of the Negotiation Period, then Depomed shall thereafter have the right to negotiate and enter into an agreement with a Third Party granting such rights to a Third Party; provided that, for a period of [***], any such agreement may not be on terms and conditions materially more favorable to the Third Party than the terms and conditions last offered by Santarus prior to the termination of discussions with Depomed. The provisions of this

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Section 15.1 shall not apply to, and Depomed shall have no obligation to Santarus under this Section 15.1 in respect of, any acquisition of Depomed by a Third Party, any merger or consolidation with or involving Depomed, any acquisition by a Third Party of any material portion of the stock of Depomed, or any acquisition by a Third Party of a material portion of the assets of Depomed in addition to the Covered Combination Product.

Section 15.2 Divestiture

Neither party shall have the right to divest either or both of the Products in their entirety without the mutual agreement of the other party; provided that the foregoing shall not prohibit any acquisition of a party by a Third Party, any merger or consolidation with or involving a party, any acquisition by a Third Party of any material portion of the stock of a party, or any acquisition by a Third Party of a material portion of the assets of a party in addition to the Products. In the event the parties mutually agree in writing to divest the Products in their entirety, the resulting net proceeds (after transaction costs) will be evenly split between Depomed and Santarus.

ARTICLE 16

NOTICES

Section 16.1 Notices

All notices required or permitted hereunder shall be given in writing and sent by facsimile transmission (with a copy sent by first-class mail), or mailed postage prepaid by certified or registered mail (return receipt requested), or sent by a nationally recognized express courier service, or hand-delivered at the following address:

If to Depomed:

Depomed, Inc.

1360 O’Brien Drive

Menlo Park, California 94025

Attention: General Counsel

Fax No.: (650) 462-9991

With a copy to (which shall not constitute notice hereunder):

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Attention: Jane K. Adams

Fax No.: (858) 550-6420

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If to Santarus:

Santarus, Inc.

3721 Valley Centre Drive

Suite 400

San Diego, California 92130

Attention: Legal Affairs Department

Fax No.: (858) 314-5702

With a copy to (which shall not constitute notice hereunder):

Foley & Lardner LLP

3579 Valley Centre Drive, Suite 300

San Diego, California 92130

Attention: David A. Charapp

Fax No: (858) 792-6773

All notices shall be deemed made upon receipt by the addressee as evidenced by the applicable written receipt.

ARTICLE 17

INSURANCE

Section 17.1    Insurance

During the Term and for a period of two (2) years after any expiration or termination of this Agreement, each party shall maintain (i) a commercial general liability insurance policy or policies with minimum limits of [***] per occurrence and [***] in the aggregate on an annual basis and (ii) a product liability insurance policy or policies with minimum limits of [***] per occurrence and [***] in the aggregate on an annual basis.

Upon request, each party shall provide certificates of insurance to the other evidencing the coverage specified herein. Neither party’s liability to the other is in any way limited to the extent of its insurance coverage.

ARTICLE 18

MISCELLANEOUS

Section 18.1    Headings

The titles, headings or captions and paragraphs in this Agreement are for convenience only and do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions and therefore shall not be considered in the interpretation, construction or application of this Agreement.

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Section 18.2    Severability

In the event that any of the provisions or a portion of any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction or a governmental authority, such provision or portion of provision will be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal, or unenforceable, and the validity, legality, and enforceability of the enforceable portion of any such provision and the remaining provisions will not be adversely affected thereby.

Section 18.3    Entire Agreement

This Agreement, together with the schedules and exhibits hereto, all of which are incorporated by reference, contains all of the terms agreed to by the parties regarding the subject matter hereof and supersedes any prior agreements, understandings, or arrangements between them, whether oral or in writing.

Section 18.4    Amendments

This Agreement may not be amended, modified, altered, or supplemented except by means of a written agreement or other instrument executed by both of the parties hereto. No course of conduct or dealing between the parties will act as a modification or waiver of any provisions of this Agreement.

Section 18.5    Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed an original as against the party whose signature appears thereon, but all of which taken together will constitute but one and the same instrument.

Section 18.6    Waiver

The failure of either party to enforce or to exercise, at any time or for any period of time, any term of or any right arising pursuant to this Agreement does not constitute, and will not be construed as, a waiver of such term or right, and will in no way affect that party’s right later to enforce or exercise such term or right.

Section 18.7    Force Majeure

In the event of any failure or delay in the performance by a party of any provision of this Agreement due to acts beyond the reasonable control of such party (such as, for example, fire, explosion, strike or other difficulty with workmen, shortage of transportation equipment, accident, act of God, declared or undeclared wars, acts of terrorism, or compliance with or other action taken to carry out the intent or purpose of any law or regulation, but not any failure of such party to perform under a Third Party Agreement) (a “Force Majeure Event”), then such party shall have such additional time to perform as shall be reasonably necessary under the circumstances. In the event of such failure or delay, the affected party will use its diligent efforts, consistent with sound business judgment and to the extent permitted by law, to correct

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such failure or delay as expeditiously as possible. In the event that a party is unable to perform by a reason described in this Section 18.7, its obligation to perform under the affected provision of this Agreement shall be suspended during such time of nonperformance.

Neither party shall be liable hereunder to the other party nor shall be in breach for failure to perform its obligations caused by a Force Majeure Event. In the case of any such event, the affected party shall promptly, but in no event later than ten (10) days of its occurrence, notify the other party stating the nature of the condition, its anticipated duration and any action being taken to avoid or minimize its effect. Furthermore, the affected party shall keep the other party informed of the efforts to resume performance. After sixty (60) days of such inability to perform, the parties agree to meet and in good faith discuss how to proceed. In the event that the affected party is prevented from performing its obligations pursuant to this Section 18.7 for a period of six (6) months, the other party shall have the right to terminate this Agreement pursuant to the provisions of Section 9.4(b).

Section 18.8    Successors and Assigns

Subject to Section 18.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns permitted under this Agreement.

Section 18.9    Assignment

This Agreement and the rights granted herein shall not be assignable (or otherwise transferred) by either party hereto without the prior written consent of the other party. Any attempted assignment without consent shall be void. Notwithstanding the foregoing, a party may transfer, assign or delegate its rights and obligations under this Agreement without consent to (a) an Affiliate reasonably capable of performing such party’s obligations under this Agreement or (b) a successor to all or substantially all of the business or assets of the assigning party, whether by sale, merger, consolidation, acquisition, transfer, operation of law or otherwise. In connection with any assignment, or Subcontracting pursuant to which a Third Party Sales Representative is engaged to Promote the Products, of this Agreement or any of the rights granted herein pursuant to this Section 18.9, the assignor, or party Subcontracting to another, shall ensure that the assignee, or Subcontractor, represents and warrants the matters set forth in Section 11.1(i) and (j) (in substantially the same form as set forth in Section 11.1(i) and (j)), where Depomed (or one of its successors or assigns) is the assignor or Subcontracting party, or Section 11.2(h) and (i) (in substantially the same form as set forth in Section 11.2(h) and (i)), where Santarus (or one of its successors or assigns) is the assignor or Subcontracting party. In connection with any Subcontracting pursuant to which a Third Party will manufacture the Products, the party Subcontracting to another shall use its commercially reasonable efforts to cause the Subcontractor to represent and warrant the matters set forth in Section 11.1(j) and (k) (in substantially the same form as set forth in Section 11.1(j) and (k)). Neither party shall knowingly engage any Third Party appearing on the FDA’s debarment list or the list of excluded individuals/entities of the Office of Inspector General of the Department of Health and Human Services to perform, or assist such party in the performance of, its obligations under this Agreement, and each party shall review each such list prior to engaging any such Third Party.

70	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 18.10    Construction

The parties acknowledge and agree that: (a) each party and its representatives have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; and (b) the terms and provisions of this Agreement will be construed fairly as to each party hereto and not in favor of or against either party regardless of which party was generally responsible for the preparation or drafting of this Agreement. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article,” “Section,” “Exhibit,” “Schedule,” or “clause” refer to the specified Article, Section, Exhibit, Schedule, or clause of this Agreement; (v) “or” is disjunctive but not necessarily exclusive; and (vi) the term “including” or “includes” means “including without limitation” or “includes without limitation.” Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

Section 18.11    Consents to Assignment

Notwithstanding anything to the contrary contained in this Agreement, to the extent that the transfer or assignment by Depomed of any Assigned Agreement as set forth herein would require any Third Party authorizations, approvals, consents or waivers (collectively, the “Consent”), then Depomed’s obligation to transfer or assign such Assigned Agreement shall be contingent upon Depomed’s receipt of such Consent. The parties shall cooperate to obtain promptly such Consent. Pending receipt of any such Consent, the parties shall use their commercially reasonable efforts to implement an alternative arrangement to permit Santarus to receive substantially similar rights and for Santarus to assume substantially similar obligations under any such Assigned Agreement as if such impediment to assignment or transfer did not exist. Depomed shall not amend, modify or terminate any Assigned Agreement that is to be assigned to Santarus under this Agreement without Santarus’ prior written consent.

Section 18.12    Governing Law

This Agreement will be construed under and in accordance with, and governed in all respects by, the laws of the State of California, without regard to its conflicts of law principles.

Section 18.13    Equitable Relief

Each party acknowledges that a breach by it of the provisions of this Agreement may not reasonably or adequately be compensated in damages in an action at law and that such a breach may cause the other party irreparable injury and damage. By reason thereof, each party agrees that the other party is entitled to seek, in addition to any other remedies it may have under this Agreement or otherwise, preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement by the other party; provided, however, that no specification in this Agreement of a specific legal or equitable remedy will be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach. Each party agrees that the existence of any claim, demand, or cause of action of it against the other party, whether predicated upon this Agreement, or otherwise, will not constitute a defense to the enforcement by the other party, or its successors or assigns, of the covenants contained in this Agreement.

71	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Section 18.14    Relationship Between Parties

The parties hereto are acting and performing as independent contractors, and nothing in this Agreement creates the relationship of partnership, joint venture, sales agency, or principal and agent. Neither party is the agent of the other, and neither party may hold itself out as such to any other party.

Section 18.15    Cooperation

Depomed shall (a) prepare the financial statements of the business related to the manufacturing and sale of the Products for the three year period ended December 31, 2010 and (b) prepare interim financial statements for the period prior to the Effective Date, in each case to the extent required by applicable Legal Requirements to be included in Santarus’ reports and filings with the U.S. Securities and Exchange Commission (“SEC”), including in connection with the acquisition of a “significant business” pursuant to Regulation S-X of the SEC. Depomed shall commence the preparation of the financial statements promptly after the Effective Date and will use efforts similar to those used in connection with its own audited financial statements to complete such financial statements as promptly as possible to enable Santarus to comply with applicable Legal Requirements with respect to reports and filings with the SEC. Santarus shall engage Ernst & Young LLP, its independent auditors, at Santarus’ sole cost and expense, to audit the financial statements of the business for the three year period ended December 31, 2010 and to render an opinion on such financial statements. Depomed will provide, if required by Santarus’ independent auditors, executed representation letters, which representation letters are required to enable independent auditors to render an opinion on audited financial statements. Depomed shall request, and take all reasonable steps necessary to encourage, its auditors to cooperate with Santarus and provide all necessary consents required by the SEC and customary “comfort letters” in connection with securities offerings of Santarus and with its preparation of any financial statements or other reports pursuant to Legal Requirements, in each case the reasonable fees and expenses of Depomed’s auditors shall be at Santarus’ sole cost and expense. Santarus will consider in good faith with its independent auditors whether to discuss with the SEC the Legal Requirements with respect to the inclusion of such financial statements in Santarus’ reports and filings.

[Signature page follows]

72	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.

DEPOMED, INC.

/s/ James A. Schoeneck
By:	James A. Schoeneck
Its:	President and CEO

SANTARUS, INC.

/s/ Gerald T. Proehl
By:	Gerald T. Proehl
Its:	President and CEO

73	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

COMMERCIALIZATION AGREEMENT

by and between

DEPOMED, INC.

and

SANTARUS, INC.

Dated as of August 22, 2011

SCHEDULES

Schedule 1.19 – Assigned Agreements

Schedule 1.32 – Chargeback Agreements

Schedule 1.36 – Commercial Rebate Agreements

Schedule 1.55 – Depomed Trademarks

Schedule 1.75 – Government Rebate Agreements

Schedule 1.129 – Santarus Trademarks

Schedule 3.1 – Transition Plan

Schedule 7.3(b) – Out-of-Pocket Costs of Inventory

Schedule 11.1(f) – Depomed Patent Rights

Schedule 11.1(m) – Inventory and Firm Orders as of August 1, 2011

Schedule 1.19

Assigned Agreements

1)	[***]

2)	[***]

3)	[***]

4)	[***]

5)	Patheon Agreement (as defined in the Commercialization Agreement)

6)	[***]

7)	[***]

3	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Schedule 1.32

Chargeback Agreements

1)	[***]

2)	[***]

4	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Schedule 1.36

Commercial Rebate Agreements

1)	[***]

2)	[***]

3)	[***]

4)	[***]

5	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Schedule 1.55

Depomed Trademarks

Mark	Serial/Registration Numbers
GLUMETZA[1]	Reg. No. 3366577
DEPOMED	Reg. No. 2112593
DEPOMED (word and design mark)	Ser. No. 78781903
ACUFORM	Reg. No. 3604419
G (stylized design mark)	Ser. No. 78931764

[1]	Owned by BLS, and licensed in the United States to Depomed for the purpose of promoting the Products.

6	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Schedule 1.75

Government Rebate Agreements

1)	[***]

2)	[***]

3)	[***]

7	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Schedule 1.129

Santarus Trademarks

Mark	Serial/Registration Numbers
SANTARUS	Reg. No. 2,711,984
SANTARUS logo	Reg. No. 2,896,926
Triangle logo	Reg. No. 2,899,097

8	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Schedule 3.1

Transition Plan

[***]

Redacted 3 pages

9	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Schedule 7.2

Forms of Price Increase Notifications

10	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

August 22, 2011

IMPORTANT PRODUCT PRICING INFORMATION

Dear Pharmaceutical Buyer:

Coinciding with this announcement, Depomed and Santarus are announcing a new commercialization agreement whereby Santarus has acquired the U.S. commercialization rights to Glumetza®. Specific communication related to trade transition plans will be coming over the next couple days.

Effective August 22, 2011 at 2:00 a.m. (Pacific Time), at Santarus’ direction, Depomed is announcing a price increase on the Glumetza® family of products. All orders placed with Depomed after 2:00 a.m. (Pacific Time) on August 22, 2011 will be received on August 22, 2011 and billed at the new price.

Please find listed below the new wholesaler list prices for the affected products.

Product Name / Description	NDC	New Wholesaler List Price as of August 22, 2011
Glumetza® (metformin hydrochloride extended release tablets) 500 mg	13913-002-13	$[***]
Glumetza® (metformin hydrochloride extended release tablets) 1000 mg	13913-003-16	$[***]

*The unit list price does not reflect discounts, rebates, chargebacks, and other terms or distribution arrangements that may reduce actual sales price.

If you have any questions, please contact Depomed’s Customer Service Department at 1-866-223-0287.

Sincerely,

Chris DeSimone	Jeff Wagner
Sr. Director, Managed Care & Trade	Sr. Director, Trade Sales & Development
Depomed, Inc.	Santarus, Inc.

11	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

To:	Leon Nevers, Director of Pharmacy, HEB
From:	Chris DeSimone, Sr. Director Managed Care & Trade, Depomed, Inc.

Date:	8/XX/2011

Re:	Amended Direct supply contract price on Depomed’s product Line.

We are pleased to offer the following proposal for consideration to the current contractual agreement.

NDC	Description	WAC	Direct Purchase Contract Price
13913-002-13	Glumetza® 500mg tablets, Extended-release. 100 Count Bottle	$[***]	$[***]
13913-003-16	Glumetza® 1000mg tablets, Extended-release. 90 Count bottle	$[***]	$[***]

Terms

•	Term of payment are 2%/30 net 31.

•	HEB agrees to abide by Depomed, Inc’s Returned Good policy dated 3/17/2010.

If this proposal is acceptable to you, please sign below and fax to (650) 462-9993. We appreciate the continuing support of our products and look forward to growing our business together.

Sincerely,

Chris DeSimone

Sr. Director Managed Care & Trade

Depomed, Inc.

Phone - 650.462.5900

Fax - 650.462.9993

Accepted and Agreed:

Date:
Section 1.02

12	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

To:	Bob Breetz, Director of Pharmacy, Kroger

From:	Chris DeSimone, Sr. Director Managed Care & Trade, Depomed, Inc.

Date:	8/XX/2011

Re:	Amended Direct supply contract price on Depomed’s product Line.

We are pleased to offer the following proposal for consideration to the current contractual agreement.

NDC	Description	WAC	Direct Purchase Contract Price
13913-002-13	Glumetza® 500mg tablets, Extended-release. 100 Count Bottle	$[***]	$[***]
13913-003-16	Glumetza® 1000mg tablets, Extended-release. 90 Count bottle	$[***]	$[***]

Terms

•	Term of payment are 2%/30 net 31.

•	Kroger agrees to abide by Depomed, Inc’s Returned Good policy dated 3/17/2010.

If this proposal is acceptable to you, please sign below and fax to (650) 462-9993. We appreciate the continuing support of our products and look forward to growing our business together.

Sincerely,

Chris DeSimone

Sr. Director Managed Care & Trade

Depomed, Inc.

Phone - 650.462.5900

Fax - 650.462.9993

Accepted and Agreed:

Date:

13	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Schedule 7.3(b)

Out-of-Pocket Costs of Inventory

API at Patheon:

Description	Lot #	KG on Hand	$$ per KG	Total Cost
Metformin HCL	[***]	[***]	$[***]	$[***]
Metformin HCL	[***]	[***]	$[***]	$[***]
Metformin HCL	[***]	[***]	$[***]	$[***]
Metformin HCL	[***]	[***]	$[***]	$[***]
		[***]		$[***]

Finished Goods at ICS:

Product Code	Description	Lot Number	Exp Date	Qty	Cost Per Bottle	Total MFG Cost
11690002-13	Glumetza 500mg Tablets	[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
	Total 500mg Finished Goods			[***]		$[***]

Note:	Inventory amounts in this schedule are as of 8/12/2011 and subject to change prior to the First Sales Booking Date

14	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Schedule 7.3(b)

Out-of-Pocket Costs of Inventory (Continued)

Product Code	Description	Lot Number	Exp Date	Qty	Cost per Bottle	Total MFG Cost
11690003-16	Glumetza 1000mg Tablets
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]

15	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Product Code	Description	Lot Number	Exp Date	Qty	Cost per Bottle	Total MFG Cost
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]
		[***]	[***]	[***]	$[***]	$[***]

	Total 1000mg Finished Goods			[***]		$[***]

			Total Finished Goods			$[***]

			Total Inventory @8-12-2011			$[***]

Note:     Inventory amounts in this schedule are as of 8/12/2011 and subject to change prior to the First Sales Booking Date

16	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Schedule 11.1(f)

Depomed Patent Rights

Patent No.	Issue Date	Application No.	Title	Patent Expiration
6,340,475	January 22, 2002	09/282,233	Extending the Duration of Drug Release within the Stomach During the FED Mode	September 19, 2016

6,488,962	December 3, 2002	09/598,061	Tablet Shapes to Enhance Gastric Retention of Swellable Controlled-Release Oral Dosage Forms	June 20, 2020

6,635,280	October 21, 2003	10/045,823	Extending the Duration of Drug Release within the Stomach During the FED Mode	September 19, 2016

6,723,340	April 20, 2004	10/029,134	Optimal Polymer Mixtures for Gastric Retentive Tablets	October 25, 2021

7,780,987*	August 24, 2010	10/370,109	Controlled Release Dosage Forms	March 23, 2025

NA*	Filed July 9, 2008	12/169,852	Controlled Release Dosage Forms	—

NA*	Filed December 5, 2008	12/328,828	Controlled Release Dosage Forms	—

*	Assigned to Valeant International SRL

17	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Schedule 11.1(m)

Inventory and Firm Orders as of August 12, 2011

(see Section 7.3(b) for Inventory-on-hand)

Firm Orders with Patheon

			Samples		Trade
Product	PO#	Month	Lots	Bottles	Lots	Bottles	Dollars
500mg Glumetza	[***]	[***]	[***]	[***]	[***]	[***]	$[***]
500mg Glumetza	[***]	[***]	[***]	[***]	[***]	[***]	$[***]
500mg Glumetza	[***]	[***]	[***]	[***]	[***]	[***]	$[***]

Firm Orders with Valeant

			Samples		Trade
Product	PO#	Month	Lots	Bottles	Lots	Bottles	Dollars,
1000mg Glumetza	[***]	[***]	[***]	[***]	[***]	[***]	$ [***]
1000mg Glumetza	[***]	[***]	[***]	[***]	[***]	[***]	$[***]
1000mg Glumetza	[***]	[***]	[***]	[***]	[***]	[***]	$[***]
1000mg Glumetza	[***]	[***]	[***]	[***]	[***]	[***]	$[***]

Note:	Inventory amounts in this schedule are as of 8/12/2011 and subject to change prior to the First Sales Booking Date

18	Confidential Information, indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.